SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 15, 1997



                                 PHYMATRIX CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                  000-27568                  65-0617076
 -----------------------          -----------                -------------
 (State of incorporation          (Commission                (IRS Employer
     or organization)             File Number)              Identification No.)


      777 South Flagler Drive, Suite 1000E, West Palm Beach, Florida 33401
      --------------------------------------------------------------------
              (Address of principal executive offices and Zip Code)


       Registrant's telephone number, including area code: (617) 433-1000
                                                           --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

         On October 15, 1997, PhyMatrix Corp., a Delaware corporation (the "Company"), completed the acquisition of Clinical Studies, Ltd. ("CSL") pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of July 15, 1997 by and among the Company, CSL, PhyMatrix Acquisition I, Inc., a Delaware corporation ("PhyMatrix Acquisition"), Dr. Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and Ronald Phillips as Trustee of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust and as Trustee of The Julie Rothman 1993 Qualified Sub-Chapter S Trust. Pursuant to the Merger Agreement, PhyMatrix Acquisition, a wholly-owned subsidiary of PhyMatrix, merged with and into CSL (the "Merger"), and CSL became a wholly-owned subsidiary of PhyMatrix. The purchase price for CSL consisted of an aggregate of 5,204,305 shares of the Company's common stock (the "Shares") plus certain costs and expenses assumed in the Merger. The Company has agreed to register under the Securities Act of 1933, as amended, the resale of the Shares acquired by the former shareholders of CSL in the Merger.

         CSL is a multi-therapeutic site management organization ("SMO") based in Providence, Rhode Island providing clinical investigative site management services to 22 research facilities in 11 states. CSL wholly-owns and centrally manages Phase I-IV research facilities conducting clinical trials for pharmaceutical companies and contract research organizations ("CROs"). CROs are independent companies that assist pharmaceutical and biotechnology companies with the complex and multi-stage drug regulatory process. Although CSL has conducted and continues to conduct clinical research in a wide variety of therapeutic areas, the company's focus has historically been in trials in the therapeutic areas of the central nervous system, geriontology, women's health and endocrinology.

         CSL contracts either directly with a clinical trial sponsor, such as a pharmaceutical or biotechnology company, or a CRO to engage in the clinical testing of certain drugs or medical devices required by the Food and Drug Administration and various international authorities prior to the commercialization of a pharmaceutical product. As pharmaceutical companies focus on ways in which to reduce development costs and improve profitability, these companies are shifting many aspects of the drug development process to CROs and SMOs in order to reduce the costs associated with and improve the speed of the clinical research and testing process. The Company believes that through CSL's committed network of research facilities functioning in a centralized and uniform operating environment, it can provide an efficient, responsive and effective resource for sponsors and CROs who seek to expedite the clinical trial process in an effort to bring new products to market.

         In connection with the Merger, the management of the Company has agreed to recommend Michael T. Heffernan, the Chief Executive Officer of CSL, for election to the Board of Directors of the Company, and the Company and Mr. Heffernan have entered into an employment agreement, dated October 15, 1997, relating to Mr. Heffernan's continued employment as Chief Executive Officer of CSL.

         The Merger has been accounted for as a pooling of interests. Accordingly, the financial statements of the Company for all periods prior to the effective date of the Merger have been restated to include CSL and Clinical Marketing, Ltd., which was merged into CSL on January 1, 1997. The restated supplemental financial statements of the Company are presented below and are preceded by Management's Discussion and Analysis of Financial Condition and Results of Operations relating to such restated supplemental financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

     The Company is a multispecialty physician practice management company that provides management services to the medical community. The Company also develops medical malls, medical office buildings, and health parks, both for its own account and for leading hospitals and health systems. The Company's primary strategy is to develop management networks in specific geographic locations by affiliating with physicians, medical providers and medical networks. The Company affiliates with physicians by acquiring their practices and entering into long-term management agreements with the acquired practices and by managing independent physician associations ("IPAs") and specialty care physician networks through management service organizations ("MSOs") in which the Company has ownership interests. Where appropriate, the Company supports its affiliated physicians with related diagnostic and therapeutic medical support services. The Company's medical support services include radiation therapy, diagnostic imaging, infusion therapy, home health care, lithotripsy services, ambulatory surgery and clinical research studies. Since its first acquisition in September 1994, the Company has acquired the practices of and entered into long-term agreements to affiliate with approximately 360 physicians; has obtained interests in MSOs in Connecticut, Georgia, New Jersey, New York and Florida that provide management services to IPAs composed of over 3,600 multispecialty physicians; purchased a company that provides contract management services to approximately 2,500 physicians in specialty care networks; purchased CSL, a site management organization conducting clinical research for pharmaceutical companies and clinical research organizations at 22 centers located in 11 states; and acquired several medical support services companies and a medical facility development company.

     In January 1996, the Company changed its fiscal year end from December 31 to January 31.

Year Ended January 31, 1997 and the Six Months Ended July 31, 1997 Acquisitions

Physician Practice Acquisitions

     Between April and June 1996, the Company purchased the assets of and entered into employment agreements with Drs. Lawler, Cutler and Surowitz. The total purchase price for these assets was $2,154,999 in cash and 69,799 shares of Common Stock of the Company were issued during July 1997 having a value of $1,058,400. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to the assets at their fair market value including goodwill of $2,862,035. The resulting goodwill is being amortized over 20 years.

     During May 1996, the Company purchased the stock of Atlanta
Gastroenterology Associates, P.C. pursuant to a tax free merger and entered into a 40-year management agreement with the medical practice in exchange for 324,252 shares of Common Stock of the Company having a value of approximately $6,100,000. The transaction has been accounted for using the pooling-of-interests method of accounting.

     During May 1996, the Company amended its existing management agreement with Oncology Care Associates and extended the term of the agreement to 20 years. Simultaneously, the Company expanded the Oncology Care Associates practice by adding three oncologists whose practices the Company acquired for $609,124. $309,124 of such purchase price was paid in cash and 20,684 shares of Common Stock of the Company were issued in July 1997 having a value of $300,000. The purchase price has been allocated to the assets at their fair market value, including management service agreements of approximately $609,124. The resulting intangible is being amortized over 20 years.

     During May and June 1996, the Company entered into agreements to purchase the assets of and entered into 20-year management agreements with two physician practices consisting of three physicians. These practices are located in South Florida and Washington, D.C. The total purchase price for the assets of these practices was $1,214,291. Of this amount, $663,667 was paid in cash and 29,350 shares of Common Stock of the Company were issued during May and June 1997 having a value of $550,954. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to the assets at their fair market value, including management service agreements of $749,646. The resulting intangible is being amortized over 20 years.

     During July 1996, the Company purchased the assets of and entered into a 20-year management agreement with four physicians in Florida. The purchase price for these assets was approximately $948,610, which was paid in cash. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $328,838. The resulting intangible is being amortized over 20 years.

     During July 1996, the Company purchased the assets of and entered into a 20-year management agreement with three urologists in Atlanta, Georgia. The purchase price for these assets was $755,163. Of such purchase price, $475,163 was paid in cash and 18,046 shares of Common Stock of the Company were issued during July 1997 having a value of $280,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of approximately $399,974. The resulting intangible is being amortized over 20 years.

     During August 1996, the Company purchased the assets of and entered into a management agreement with Atlantic Pediatrics. The purchase price for these assets was $412,539. Simultaneous with the closing, Atlantic Pediatrics was merged into Osler Medical, Inc. During the second quarter of 1996, the Company also acquired certain copyright and trademark interests for a purchase price of $887,000. The total purchase price for the assets acquired was allocated to such assets at their fair market value, including management service agreements of $1,215,074. The resulting intangible is being amortized over 20 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with eight physicians in Florida. The purchase price for these assets was $3,439,331. Of such purchase price, $1,519,331 was paid in cash and 122,841 shares of Common Stock of the Company were issued during August 1997 having a value of $1,920,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $2,625,699. The resulting intangible is being amortized over 40 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with four physicians in Georgia. The purchase price for these assets was $1,548,756. Of such purchase price, $855,956 was paid in cash and 44,126 shares of Common Stock of the Company were issued during August 1997 having a value of $692,800. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $1,116,259. The resulting intangible is being amortized over 40 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with 10 physicians in Florida. The purchase price for these assets was $3,294,499. Of such purchase price, $920,099 was paid in cash and 192,649 shares of Common Stock of the Company were issued during September 1997 having a value of $2,374,400. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $3,161,192. The resulting intangible is being amortized over 40 years.

     During October 1996, the Company purchased the assets of and entered into 20-year management agreements with five physicians in Florida. The purchase price for these assets was $1,341,521. Of such purchase price $806,521 was paid in cash and 33,331 shares of Common Stock of the Company were issued during October 1997 having a value of $535,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $670,000. The resulting intangible is being amortized over 20 years.

     During January 1997, the Company purchased the stock of Atlanta Specialists in Gastroenterology pursuant to a merger and entered into a 40-year management agreement with the medical practice in exchange for 108,393 shares of Common Stock of the Company having a value of approximately $1,578,205. The transaction was accounted for using the pooling-of-interests method of accounting.

     During January 1997, the Company purchased the assets of and entered into a 40-year management agreement with 14 physicians in Texas. The purchase price for these assets was $6,029,272. Of such purchase price, $2,333,272 was paid in cash and $3,696,000 is payable during January 1998 in Common Stock of the Company with such number of shares to be purchased based upon the average price of the stock during the five business days prior to the issuance. The value of the Common Stock to be issued has been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $4,640,493. The resulting intangible is being amortized over 40 years.

     During January 1997, the Company purchased the assets of and entered into a 40-year management agreement with 18 physicians in Florida. The purchase price for these assets was $4,500,652. Of such purchase price, $2,273,613 was paid in cash, $1,500,000 of bank debt was assumed and 42,830 shares of Common Stock were issued having a value of $727,039. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $3,814,400. The resulting intangible is being amortized over 40 years.

     During February 1997, the Company purchased the stock of a six physician practice pursuant to a merger and entered into a 40-year management agreement with the practice in exchange for 159,312 shares of Common Stock of the Company having a value of approximately $2,440,000. The transaction has been accounted for using the pooling-of-interests method of accounting.

     During February 1997, the Company purchased the assets of and entered into a 40-year management agreement with five physicians in Utah. The purchase price was $2,498,148. Of such purchase price, $1,378,148 was paid in cash and 75,293 shares of Common Stock of the Company were issued having a value of $1,120,000. The purchase price was allocated to the assets at their fair market value, including management service agreements of $1,499,013. The resulting intangible is being amortized over 40 years.

     During May 1997, the Company entered into a 40-year management agreement with a radiation therapy center in Westchester, New York. The purchase price was $2,550,000. Of such purchase price $1,200,000 was paid in cash and $1,350,000 is payable during May 1998 in Common Stock of the Company with such number of shares to be issued based upon the average price of the stock during the five business days prior to the issuance. The value of the Common Stock to be issued has been recorded in other long-term liabilities at July 31, 1997. The purchase price has been allocated to management service agreements and is being amortized over 40 years.

     During July 1997, the Company entered into a management services agreement with Beth Israel Hospital to manage its DOCS Division which consists of more than 100 physicians located throughout the greater Metropolitan New York area. In addition, the Company and Beth Israel Hospital will be completing the formation of an MSO to manage the medical risk contracting to the more than 2,000 physicians affiliated with Beth Israel Hospital and its parent corporation. The Management Services Agreement became effective July 1, 1997, and will remain in effect for 40 years contingent upon the closing of the MSO joint venture prior to January 15, 1998. The Company has committed up to $40 million in conjunction with the transaction to be utilized for the expansion of the Beth Israel delivery system throughout the New York region. In connection with the agreement, the Company paid $13,560,000 in cash, which was allocated to management service agreements and is being amortized over 40 years.

Accounting Treatment

     The terms of the Company's relationships with its affiliated physicians are set forth in various asset and stock purchase agreements, management service agreements, and employment and consulting agreements. Through the asset and/or stock purchase agreement, the Company acquires the equipment, furniture, fixtures, supplies and, in certain instances, service agreements, of a physician practice at the fair market value of the assets. The accounts receivable are typically purchased at the net realizable value. The purchase price of the practice generally consists of cash, notes and/or Common Stock of the Company and the assumption of certain debt, leases and other contracts necessary for the operation of the practice. The management services or employment agreements delineate the responsibilities and obligations of each party.

     Net revenue from management service agreements include the revenues generated by the physician practices. The Company is responsible and at risk for the operating costs of the physician practices. Expenses include the reimbursement of all medical practice operating costs and all payments to physicians (which are reflected as cost of affiliated physician management services) as required under the various management agreements. For providing services under management services agreements entered into prior to April 30, 1996, physicians generally received a fixed percentage of net revenue of the practice. "Net revenues" is defined as all revenue computed on an accrual basis generated by or on behalf of the practice after taking into account certain contractual adjustments or allowances. The revenue is generated from professional medical services furnished to patients by physicians or other clinicians under physician supervision. In several of the practices, the Company has guaranteed that the net revenues of the practice will not decrease below the net revenues that existed immediately prior to the agreement with the Company. Under management services agreements entered into after April 30, 1996, the physicians receive a portion of the operating income of the practice which amounts vary depending on the profitability of the practice. Net revenues under management services agreements for the six months ended July 31, 1997 and the year ended January 31, 1997 were $75.7 million and $90.2 million, respectively.

Medical Support Services Companies Acquisitions and CSL Merger

Acquisitions

     During August 1996, the Company acquired the business and certain assets of a single site clinical research company in Sarasota, Florida for $300,000 plus contingent consideration based on profitability measures over the next five years. The purchase price consisted of $100,000 of cash and the issuance of two subordinated promissory notes of $100,000 each. The contingent payments will equal 15% of the increase in adjusted income before tax, of the acquired business, over the prior year's amount. The contingent payments will not be less than $221,025. The full amount of the minimum payments was accrued for at the date of the acquisition. During October 1996, the Company acquired the business and certain assets of a multi-site clinical research company in Pennsylvania for $6,850,000 plus contingent consideration based on profitability measures over the next five years. The purchase price consisted of $3,100,000 of cash and the issuance of two subordinated promissory notes of $2,000,000 and $1,750,000, respectively. The contingent payments will equal 15% of the excess of adjusted income before tax over $2,000,000 per year for five years. The cost of these acquisitions was allocated on the basis of the estimated fair value of the assets acquired and the liabilities assumed. This allocation resulted in goodwill of $6,966,000, noncompete agreements of $355,000 and trained workforces of $50,000. The notes mentioned above are convertible into shares of Common Stock.

     During October 1996, the Company purchased the assets of an outpatient ambulatory surgical center in Florida. The Company entered into a lease under which the surgical center was leased to a partnership with an initial term of 15 years. In addition, the Company entered into a 20-year management agreement pursuant to which the Company receives a management fee which is based upon the performance of the surgical center. The purchase price for these assets was $3,531,630 plus the assumption of debt of $1,223,625 which consisted of $717,557 in a mortgage payable and $506,068 in capital leases. The purchase price has been allocated to the assets at their fair market value, including management service agreements of $2,597,409. The resulting intangible is being amortized over 20 years.

     During April 1997, the Company acquired the business and certain assets of a clinical research company in the Washington, D.C. area for $725,000 in the form of a promissory note plus contingent consideration based on revenue and profitability measures over the next five years. The contingent payments will equal 10% of the excess gross revenue, as defined, provided the gross operating margins of the acquired business exceed 30%. The purchase price was allocated to goodwill. The note and contingent payments are, in certain circumstances, convertible into shares of Common Stock.

     During June 1997, the Company purchased the assets of two diagnostic imaging centers in Dade County, Florida. The purchase price was approximately $12,500,000 plus the assumption of debt and capital leases totaling

$1,570,078. Of such purchase price, $500,000 was paid in cash and the remaining $12,000,000 was paid by the issuance of 773,026 shares of Common Stock of the Company, 562,500 of which were issued in June 1997 and 210,526 of which were issued in September 1997. The purchase price was allocated to the assets at their fair market value, including goodwill of $10,180,273. The resulting intangible is being amortized over 30 years.

     During June 1997, the Company acquired the remaining 20% interest in a lithotripsy company that it purchased during 1994. The interest was acquired in exchange for cash and 54,500 shares of Common Stock of the Company having a total value of $2,005,000. The purchase price was allocated to goodwill and is being amortized over 20 years.

     During June 1997, the Company issued 100,002 shares of Common Stock of the Company having a value of approximately $1,500,000 to the former shareholders of Pinnacle Associates, Inc. ("Pinnacle"). The issuance of the shares represented the merger consideration for Pinnacle which was purchased during 1995.

CSL Merger

     Effective October 15, 1997, a subsidiary of the Company merged with CSL in a transaction that was accounted for as a pooling of interests. The Company exchanged 5,204,305 shares of its common stock for all of the outstanding common stock of CSL. The Company's historical financial statements for all periods have been restated to include the results of CSL.

     The following table reflects the combined revenues, net income, net income per share and weighted average number of shares outstanding for the respective periods. The Pro forma Combined column adjusts the historical net income for CSL to reflect the results of operations as if CSL had been a C corporation rather than an S corporation for income tax purposes. The Adjusted Pro forma Combined column adjusts the Pro Forma Combined column by eliminating certain noncontinuing charges incurred by CSL. Provisions for income taxes have not been reflected for the years ended December 31, 1994 and 1995 because there is no taxable income on a combined basis.

                                                                             Adjusted
                                                              Pro forma      Pro forma
                                PhyMatrix        CSL          Combined       Combined
                              ------------   ------------   -------------  ------------
                                        For the six months ended July 31, 1997
                              ---------------------------------------------------------
Revenue                       $145,646,752   $13,128,176    $158,774,928   $158,774,928
Net Income                    $  8,196,216   $   377,687    $  8,573,903   $  9,118,103
Net Income per weighted
  average share               $       0.34   $      0.07    $       0.29   $       0.31
Weighted average number of
  shares outstanding            23,863,289     5,289,127      29,152,416     29,152,416

                                        For the six months ended July 31, 1996
                              ---------------------------------------------------------
Revenue                       $ 77,631,077   $ 7,031,545    $ 84,662,622   $ 84,662,622
Net Income                    $  5,062,509   $   391,675    $  5,454,184   $  5,965,984
Net income per weighted
  average share               $       0.23   $      0.07    $       0.20   $       0.22
Weighted average number of
  shares outstanding            21,689,631     5,086,932      26,776,563     26,776,563

                                          For the year ended January 31, 1997
                              ---------------------------------------------------------
Revenue                       $189,960,735   $18,040,124    $208,000,859   $208,000,859
Net Income                    $ 12,056,531   $ 1,940,074    $ 13,996,605   $ 15,154,005
Net income per weighted
  average share               $       0.54   $      0.37    $       0.51   $       0.55
Weighted average number of
  shares outstanding            22,511,448     5,191,625      27,703,073     27,703,073

                                         For the year ended December 31, 1995
                              ---------------------------------------------------------
Revenue                       $ 70,733,282   $13,351,843    $ 84,085,125   $ 84,085,125
Net Income                    $(11,024,915)  $ 2,931,175    $ (8,093,740)  $ (5,960,740)

                                         For the year ended December 31, 1994
                              ---------------------------------------------------------
Revenue                       $  2,446,821   $ 4,921,285    $  7,368,106   $  7,368,106
Net Income                    $ (1,296,737)  $   (98,702)   $ (1,395,439)  $   (473,439)

     The following items reflect the noncontinuing charges, referred to above, incurred by CSL during the respective periods:

                                                          Year Ended                                 Six Months Ended
                                        ------------------------------------------------     ---------------------------------
                                        December 31,     December 31,      December 31,         June 30,           July 31,
                                           1994              1995              1996               1996               1997
                                        -----------     --------------    --------------     --------------     --------------
                                        (unaudited)      (unaudited)       (unaudited)        (unaudited)        (unaudited)
Salaries expense related to the         $       -        $         -        $  628,000       $         -         $         -
equity interest granted to an
officer of CSL.  During January
1997, the officer entered into an
employment agreement with no
provisions for sharing of profits
or proceeds.

Consulting fees based on a profit         120,000            433,000           314,000            145,000                  -
sharing arrangement.  The profit
sharing arrangement was
terminated during 1997.

Management fees paid to the               802,000          1,700,000           987,000            708,000            907,000
principal shareholders of CSL
                                        -----------     --------------    --------------     --------------     --------------

Total nonrecurring items                  922,000          2,133,000         1,929,000            853,000            907,000

After tax impact of nonrecurring        $ 922,000        $ 2,133,000        $1,157,400       $    511,800        $   544,200
items

     Prior to its merger with the Company, CSL reported on a fiscal year ending December 31. Prior to its initial public offering during January 1996, the Company reported on a fiscal year ending December 31. The fiscal year end of the Company was changed to January beginning with the one month period ended January 31, 1996. The restated financial statements for the year ended January 31, 1997 are based on a combination of the Company's results for its January 31 fiscal year and a December 31 fiscal year for CSL. CSL's historical results of operations for the month ending January 31, 1997 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholder's equity as of February 1, 1997 to adjust for the effect of excluding CSL's results of operations for the month ending January 31, 1997.

     As a result of using the pooling of interests method of accounting, estimated transaction expenses of $10,150,000 will be recorded as a one-time charge to the Company's statement of operations during the quarter ended October 31, 1997, which is the period in which the transaction closed. A summary of these estimated expenses is as shown below:

                                           CSL        PhyMatrix        Total
                                       ----------     ---------     ----------

Legal                                  $  200,000      $300,000     $  500,000
Accounting                                200,000       175,000        375,000
Investment Banking                      3,600,000       325,000      3,925,000
Other                                     250,000       100,000        350,000
                                       ----------      --------    -----------
     Subtotal transaction expenses      4,250,000       900,000      5,150,000
                                       ----------      --------    -----------
CNS Consulting (1)                      5,000,000             0      5,000,000
                                       ----------      --------    -----------
     Total                             $9,250,000      $900,000    $10,150,000
                                       ----------      --------    -----------

(1) Represents buyout of consulting contract.

Management Services Organizations and Contract Management Acquisitions

     During December 1995, the Company obtained a 43.75% interest in Physicians Choice Management, LLC, an MSO that provides management services to an IPA composed of over 375 physicians based in Connecticut. The

Company acquired this interest in exchange for a payment of $1.5 million to the MSOs shareholders ($1.0 million paid during 1995 and $.5 million paid during the second quarter of 1996) and a capital contribution of $2.0 million to the MSO ($1.5 million paid during 1995 and $.5 million paid during the second quarter of 1996). In addition, upon the closing of the Company's initial public offering in January 1996, the Company granted options to purchase 300,000 shares of Common Stock to certain MSO employees in conjunction with their employment agreements. These options vest over a two-year period with the exercise price equaling the fair market value of the Company's stock on the date such shares become exercisable. During September 1996, the Company acquired the remaining 56.25% ownership interest in the MSO. The Company acquired the remaining interests in exchange for a payment of $1,000,000 in cash plus 363,442 shares of Common Stock of the Company. The Company also committed to loan the MSO's selling shareholders $2,800,000 to pay the tax liability related to the sale. As of January 31, 1997 $2,253,000 of the loan amount committed had been advanced to the selling shareholders by the Company. The total purchase price for the 100% interest was approximately $12,148,822 and has been allocated to these assets at their fair market value including goodwill of $12,099,111. The resulting intangible is being amortized over 40 years.

     During April 1996, the Company purchased a 50% interest in Central Georgia Medical Management, LLC, an MSO that provides management services to an IPA composed of 45 physicians based in Georgia. The Company acquired this interest in exchange for a payment of $550,000 to existing shareholders and a capital contribution of $700,000 to the MSO. The Company's balance sheet as of January 31, 1997 includes the 50% interest not owned by the Company as minority interest. The owners of the other 50% interest in the MSO have a put option to the Company to purchase their interests. This put option vests over a four year period. The price to the Company to purchase these interests equals 40% of the MSO's net operating income as of the most recent fiscal year multiplied by the price earnings ratio of the Company. The minimum price earnings ratio used in such calculation will be 4 and the maximum 10.

     During September 1996, the Company purchased an 80% interest in New Jersey Medical Management, LLC, an MSO that provides management services to an IPA with more than 450 physicians in New Jersey. The Company acquired this interest in exchange for a payment of $350,000 to existing shareholders. The Company's balance sheet at January 31, 1997 includes the 20% interest not owned by the Company as minority interest.

     During September 1996, the Company purchased the stock of Physicians Consultant and Management Corporation ("PCMC"), a company based in Florida that provides the managed health care industry with assistance in provider relations, utilization review and quality assurance. The base purchase price for the stock was $2,000,000 with $1,000,000 paid on the closing date and $1,000,000 paid during February 1997. There is also a contingent payment up to a maximum of $10,000,000 based on PCMC's earnings before taxes during the next five years which will be paid in cash and/or Common Stock of the Company. The purchase price has been allocated to the assets at their fair market value including goodwill of approximately $3,078,568. The resulting intangible is being amortized over 30 years.

     During November 1996, the Company established New York Network Management, L.L.C. ("Network"), which is 51% owned by the Company, to purchase the assets and stock of various entities which comprise Brooklyn Medical Systems ("BMS"). BMS arranges for the delivery of health care services to members through affiliations with more than 600 physicians in the New York City area. The base purchase price for Network was $1,200,000 and an additional payment not exceeding $1,000,000 may be required to be made during the next three years if certain pretax earnings thresholds are achieved. The Company has committed to fund approximately $2,400,000 to Network during the next three years. Such advances can be in the form of a demand loan or for additional ownership interests if the other owners do not elect to contribute their pro-rata share of any additional capital contribution ($100,000 of additional capital contribution for an additional 1% interest) in Network. During the first three years the Company has the option to purchase up to an additional 29% ownership interest. During years four and five the owners of 29% of Network have the right to require the Company to purchase their interests at the option price.

     During April 1997, the Company acquired a pulmonary physician network company for a base purchase price of $2,966,058. Of such purchase price, $673,211 was paid in cash and 180,717 shares of Common Stock of the Company were issued during May 1997 having a value of $2,292,847. There is also a contingent payment up to a maximum of $2,000,000 based on the acquired entities' earnings before taxes during the next three years which will be paid in cash and/or Common Stock of the Company. The purchase price was allocated to management service agreements and is being amortized over 30 years.

Year Ended December 31, 1995 Acquisitions

Physician Practice Acquisitions

     During the year ended December 31, 1995, the Company purchased the assets of several physician practices and in conjunction with those purchases entered into employment agreements with 14 physicians in Florida. The total purchase price for these assets was $4,158,875. The purchase price was allocated to these assets at their fair market value, including goodwill of $3,093,946. The resulting goodwill is being amortized over 20 years.

     During the year ended December 31, 1995, the Company purchased the assets of and entered into management service agreements with Oncology-Hematology Associates, P.A. and Oncology-Hematology Infusion Therapy, Inc.; Georgia Cancer Specialists, Inc.; Osler Medical, Inc.; Oncology Radiation Associates, P.A.; West Shore Urology; Whittle, Varnell and Bedoya, P.A.; Oncology Care Associates; Venkat Mani; and Symington, consisting of an aggregate of 79 physicians including 45 oncologists. The total purchase price for these assets was $23,425,190 in cash. In connection with these acquisitions, the Company also entered into a 15-year capital lease with a total obligation of $1,569,171 and assumed debt of $6,893,609. The purchase price for the practices' assets was allocated to assets at their fair market value, including management service agreements of $18,814,763. The resulting intangible is being amortized over the life of the management agreements which range from ten to 20 years.

Medical Support Services Companies Acquisitions

     During March 1995, the Company acquired by merger all of the outstanding shares of stock of Oncology Therapies, Inc. (formerly known as Radiation Care, Inc. and referred to herein as "OTI") for $2.625 per share. OTI owns and operates outpatient radiation therapy centers utilized in the treatment of cancer and diagnostic imaging centers. The total purchase price for the stock was approximately $41,470,207 (not including transaction costs and 26,800 shares initially subject to appraisal rights). During April 1995, the Company purchased from Aegis Health Systems, Inc. for $7,163,126 all of the assets used in its lithotripsy services business. During November 1995 the Company acquired by merger Pinnacle Associates, Inc. ("Pinnacle"), an Atlanta, Georgia infusion therapy services company. The merger consideration in connection with the Pinnacle merger was paid in June 1997. The purchase price for these acquisitions was allocated to assets at their fair market value including goodwill of $19,235,818. The resulting intangibles are being amortized over 20 to 40 years.

Medical Facility Development Acquisitions

     On May 31, 1995, Abraham D. Gosman, Chairman of the Board and Chief Executive Officer of the Company ("Mr. Gosman") purchased a 50% ownership interest in DASCO Development Corporation and DASCO Development West, Inc. (collectively, "DASCO"), a medical facility development services company providing such services to related and unrelated third parties in connection with the development of medical malls, health parks, and medical office buildings. The purchase price consisted of $5.2 million in cash and $4.6 million in notes, which were guaranteed by Mr. Gosman. Upon the closing of the Company's initial public offering, Mr. Gosman, Donald A. Sands and Bruce A. Rendina, the Company's principal promoters, and certain management and founder stockholders exchanged their ownership interests in DASCO for shares of Common Stock equal to a total of $55 million or 3,666,667 shares. The Company believes that its medical facility development services and project finance strategy are a significant component of the Company's overall business strategy. The historical book value of Messrs. Sands' and Rendina's interest in DASCO is $22,735. The initial 50% purchase price was allocated to assets at their fair market value, primarily goodwill of $9.8 million with the exchange recorded at historical value. At December 31, 1995, the acquisition of the 50% interest in DASCO was being accounted for using the equity method.

Year Ended December 31, 1994 Acquisitions

Medical Support Services Companies Acquisitions

     During September 1994, an 80% owned subsidiary of the Company purchased substantially all of the assets of Uromed Technologies, Inc. ("Uromed"), a provider of lithotripsy services in Florida, for a purchase price of $3,141,535 plus the assumption of capital lease obligations of $1,097,614. The Company acquired the outstanding 20% interest in the subsidiary during June 1997. During November 1994, the Company purchased 80% of the stock of Nutrichem, Inc. ("Nutrichem"), an infusion therapy company doing business in Maryland, Virginia, and the District of Columbia, for $3,528,704 in cash and a contingent note in the amount of $6,666,667, subject to adjustments. A charge of $1,271,000 related to this contingent note was recorded during the year ended December 31, 1995. The remaining $5,395,667 was allocated to goodwill at December 31, 1995 and is being amortized. Subsequent to its initial public offering, the Company acquired the outstanding 20% interest in Nutrichem in exchange for 266,666 shares of Common Stock resulting in additional purchase price of $4,000,000. During November 1994, the Company acquired all of the assets and assumed certain liabilities of First Choice Health Care Services of Ft. Lauderdale, Inc., First Choice Health Care Services, Inc. and First Choice Home Care Services of Boca Raton, Inc., home health care companies doing business in Florida, for a total purchase price of $2,910,546 in cash plus the assumption of $225,000 in debt. The purchase price for these acquisitions was allocated to assets at their fair market value, including goodwill of $14,818,145. The resulting intangibles are being amortized over 20 to 40 years.

     During December 1994, the Company purchased a 36.8% partnership interest in Mobile Lithotripter of Indiana Partners, a provider of lithotripsy services in Indiana, from Mobile Lithotripter of Indiana, Limited, for $2,663,000 in cash. This investment is being accounted for by the equity method.

Results of Operations

Six Months Ended July 31, 1997 Compared to Six Months Ended July 31, 1996

     The following discussion reviews the results of operations for the six months ended July 31, 1997 (the "1997 Period") compared to the six months ended July 31, 1996 (the "1996 Period").

Revenues

     The Company derives revenues from health care services and medical facility development services. Within the health care segment, the Company distinguishes between revenues from cancer services, noncancer physician services and other medical support services. Cancer services include physician practice management services to oncology practices and certain medical support services, including radiation therapy, diagnostic imaging and infusion therapy. Noncancer physician services include physician practice management services to all practices managed by the Company other than oncology practices and administrative services to health plans which include reviewing, processing, and paying claims and subcontracting with specialty care physicians to provide covered services. Other medical support services include home health care services, lithotripsy, various health care management services, diagnostic imaging, ambulatory surgery, and clinical research studies.

     Net revenues were $158.8 million for the 1997 Period. Of this amount, $52.2 million or 32.9% of such revenues was attributable to cancer services; $67.9 million or 42.8% was related to noncancer physician services; $28.2 million or 17.7% of such revenues was attributable to other medical support services; and $10.5 million or 6.6% related to medical facility development.

     Net revenues were $84.7 million for the 1996 Period. Such revenues consisted of $44.3 million or 52.3% related to cancer services; $15.9 million or 18.8% related to noncancer physician services; $17.1 million or 20.2% related to other medical support services; and $7.4 million or 8.7% related to medical facility development.

Expenses

     The Company's cost of affiliated physician management services was $33.5 million or 44.3% of net revenue from management services agreements during the 1997 Period. The cost of affiliated physician management services was $17.4 million or 47.7% of net revenue from management services agreements during the 1996 Period. Net revenue for the physician practices managed by the Company was $75.7 million during the 1997 Period and $36.5 million during the 1996 Period. The cost of affiliated physician management services as a percentage of net revenue from management services varies based upon the type of physician practices.

     The Company's salaries, wages, and benefits increased by $12.4 million from $26.7 million or 31.5% of net revenues during the 1996 Period to $39.1 million or 24.6% of net revenues during the 1997 Period. The decrease as a percentage of net revenues is primarily attributable to (i) the fact that since the Company's commencement of operations during 1994, it has been able to spread its salaries, wages, and benefits over a rapidly expanding revenue base and (ii) salaries, wages, and benefits varies depending on whether the physician practice is owned or managed.

     The Company's supplies expense increased by $8.2 million from $11.7 million or 13.8% of net revenues during the 1996 Period to $19.9 million or 12.5% of net revenues during the 1997 Period. The increase in supplies expense is primarily a result of the acquisition of additional physician practices. Supplies expense as a percentage of net revenues varies depending upon the type of physician practices.

     The Company's depreciation and amortization expense increased by $1.6 million from $3.3 million or 3.9% of net revenues during the 1996 Period to $4.9 million or 3.1% of net revenues during the 1997 Period. The increase is primarily a result of the acquisitions completed after the 1996 Period and the allocation of the purchase price as required by purchase accounting. During the 1997 Period, the Company sold the assets of an entity that it acquired in March 1995 and subsequently closed. The sale of the assets resulted in a gain of $0.7 million. In addition, the Company recorded nonrecurring charges of $0.4 million during the 1997 Period. These nonrecurring items have been included in other expenses on the statement of operations.

     The Company's rent expense increased by $3.4 million from $3.8 million or 4.5% of net revenues during the 1996 Period to $7.2 million or 4.5% of net revenues during the 1997 Period. Rent expense as a percentage of net revenue varies depending upon the size of each of the affiliated practice's offices, the number of satellite offices and the current market rental rate for medical office space in a particular geographic market.

     The Company's income tax expense increased by $1.5 million from $3.0 million or 34.7% of pre-tax income during the 1996 Period to $4.5 million or 34.0% of pre-tax income during the 1997 Period. The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting For Income Taxes."

     Prior to the CSL merger, CSL was treated as a S corporation under the Internal Revenue Code (the "Code") and its stockholders recognized its income for income tax purposes. Accordingly, the Company's statements of operations do not include provisions for income taxes for income related to CSL. Prior to the CSL merger, dividends were paid primarily to reimburse stockholders for income tax liabilities incurred by them.

     The pro forma net income and net income per share information in the consolidated statement of operations reflect the effect on historical results as if CSL had been a C corporation rather than an S corporation and had paid income taxes.

Medical Facility Development

     The Company provides medical facility development services to related and unrelated third parties in connection with the establishment of health parks, medical malls and medical office buildings. The Company believes that the development of such facilities, in certain markets, will aid in the integration of its affiliated physicians and medical support services and will provide future opportunities to affiliate with physicians and acquire future physician practices or support services. Further, the Company believes that the development of health parks, medical malls and medical office buildings in certain markets will aid in the integration of its affiliated physicians and medical support services.

     The Company derives its medical facility development service revenues from the provision of a variety of services. In rendering such services, the Company generates income without bearing the costs of construction, expending significant capital or incurring substantial indebtedness. Net revenues from medical facility development are recognized at the time services are performed. In some cases fees are earned upon the achievement of certain milestones in the development process, including the receipt of a building permit and a certificate of occupancy of the building. Unearned revenue relates to all fees received in advance of services being completed on development projects.

     The Company typically receives the following compensation for its services: development fees (including management of land acquisition, subdivision, zoning, surveying, site planning, permitting and building design), general contracting management fees, leasing and marketing fees, project cost savings income (based on the difference between total budgeted project costs and actual costs) and consulting fees.

     The amount of development fees and leasing and marketing fees are stated in the development and marketing agreements. Those agreements also provide the basis for payment of the fees. The financing fees and consulting fees are generally not included in specific agreements but are negotiated and disclosed in project pro formas provided to the owners of the buildings and hospital clients. Specific agreements usually incorporate those pro formas and provide that the projects will be developed in conformity therewith. General contracting management fees and project cost savings income are included in guaranteed maximum cost contracts entered into with the general contractor. These contracts are usually approved by the owners which in many cases include hospital clients and prospective tenants. During the 1997 Period, the Company's medical facility development generated revenues of $10.4 million and pretax income of $6.5 million.

Results of Operations

Year Ended January 31, 1997 Compared to the Year Ended December 31, 1995

The following discussion reviews the results of operations for the year ended January 31, 1997 ("1997"), compared to the year ended December 31, 1995 ("1995"), respectively.

Revenues

     Net revenues were $208.0 million during 1997. Of this amount, $95.0 million or 45.7% of such revenues was attributable to cancer services; $55.4 million or 26.6% was related to noncancer physician services; $38.6 million or 18.6% of such revenues was attributable to other medical support services; and $19.0 million or 9.1% related to medical facility development. At January 31, 1997, the Company had affiliations with 226 physicians.

     Net revenues were $84.1 million during 1995. Of this amount, $44.9 million or 53.4% of such revenues was attributable to cancer services; $7.7 million or 9.2% related to noncancer physician services; and $31.5 million or 37.4% related to other medical support services. At December 31, 1995, the Company had affiliations with 103 physicians.

Expenses

     The Company's cost of affiliated physician management services was $42.2 million or 46.8% of net revenue from management service agreements during 1997. The cost of affiliated physician management services was $9.7 million or 43.3% of net revenue from management service agreements during 1995. Net revenue for these managed physician practices was $90.2 million during 1997 and $22.4 million during 1995, respectively. The cost of affiliated physician management services as a percentage of net revenue from management services will vary based upon the type of physician practices.

     The Company's salaries, wages, and benefits increased by $22.5 million from $35.8 million or 42.5% of net revenues during 1995 to $58.4 million or 28.1% of net revenues during 1997. The decrease as a percentage of net revenues is primarily attributable to (i) the fact that since the Company's commencement of the Company's non-clinical research study operations during 1994, it has been able to spread its salaries, wages, and benefits over a rapidly expanding revenue base and (ii) salaries, wages and benefits varies depending upon whether the physician practice is owned or managed.

     The Company's supplies expense increased by $15.1 million from $12.1 million or 14.4% during 1995 to $27.2 million or 13.1% during 1997. The increase in supplies expense is primarily a result of the acquisition of additional physician practices. The supplies expense as a percentage of net revenues will vary based upon the type of physician practices.

     The Company's depreciation and amortization expense increased by $3.4 million from $4.0 million or 4.7% of net revenues during 1995 to $7.4 million or 3.5% of net revenues during 1997. The increase primarily is a result of the acquisitions completed during 1997 and the allocation of the purchase prices as required per purchase accounting. One of the reasons for the decrease as a percentage of net revenues is a result of the increased revenues during 1997 from the entities previously acquired.

     The Company's rent expense increased by $3.4 million from $5.1 million or 6.1% of net revenues during 1995 to $8.5 million or 4.1% of net revenues during 1997. Rent and lease expenses as a percentage of net revenue will vary based on the size of each of the affiliated practice offices, the number of satellite offices, and the current market rental rate for medical office space in the particular geographic markets.

     The Company's provision for closure loss of $2.5 million during 1995 represents a charge for the writedown of assets to their estimated fair market value and a reserve for the remaining lease obligation at two radiation therapy centers that were acquired by the Company in March 1995 and subsequently closed.

     The Company's earn-out payment during 1995 of $1.3 million represents a payment to Nutrichem on the contingent note entered into in conjunction with the acquisition of Nutrichem. During 1997 the Company sold its Nashville radiation therapy center to a third party for $1.5 million which resulted in a gain on sale of approximately $260,000. In addition, during 1997 the Company recorded a charge of $250,000 related to the termination of an employment agreement with a physician. These two nonrecurring items have been included in other expenses on the statement of operations for 1997.

     The Company's net interest expense decreased by $3.1 million from 1995 to 1997. Interest income of $4.1 million was earned during 1997, primarily on the remaining proceeds from the Company's initial public offering and Convertible Subordinated Debenture offering.

     No income tax provision was required during 1995 due to the Company's tax loss and the inability of the Company to use the benefits which prior to the completion of the initial public offering primarily accrued to Mr.
Gosman.

Medical Facility Development

     The Company provides medical facility development services to related and unrelated third parties in connection with the establishment of health parks, medical malls, and medical office buildings. The amount of development fees and leasing and marketing fees are stated in the development and marketing agreements. Those agreements also provide the basis for payment of the fees. The financing fees and consulting fees are generally not included in specific agreements but are negotiated and disclosed in project pro formas provided to the owners of the buildings and hospital clients. Specific agreements usually incorporate those pro formas and provide that the projects will be developed in conformity therewith. General contracting management fees and project cost savings income are included in guaranteed maximum cost contracts entered into with the general contractor. These contracts are usually approved by the owners which in many cases include hospital clients and prospective tenants. During 1997, the Company's medical facility development business generated revenues of $19.0 million and operating income of $11.1 million.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     The following discussion reviews the historical results of operations for the year ended December 31, 1995 ("1995") compared to the year ended December 31, 1994 ("1994").

     All of the entities acquired by the Company (except the acquisition of CSL which has been shown as being acquired as of January 1, 1994) were acquired subsequent to June 23, 1994. As a result of such acquisitions, the Company believes that any period to period comparisons and percentage relationships within periods are not meaningful.

Revenues

     The Company had revenues of $7.4 million for 1994. Of this amount, $.7 million or 9.5% of such revenues was attributable to cancer services; and $6.7 million or 90.5% of such revenues was attributable to other medical support services. The Company had no physician related revenues during this period.

     Net revenues of $84.1 million for 1995 include revenues from the acquisitions completed during the period June 24, 1994 to December 31, 1995. Such revenues during 1995 consisted of $44.9 million or 53.3% related to cancer services; $7.7 million or 9.2% related to noncancer physician services; and $31.5 million or 37.5% related to other medical support services. As of December 31, 1995, the Company had affiliations with 55 physicians providing cancer related services, 14 employed primary care physicians, and 34 other multigroup of specialty physicians.

Expenses

     For 1994 and for 1995, total operating and administrative expenses were $8.7 million and $87.9 million, respectively. In 1994 and 1995, operating and administrative expenses exceeded revenues due to the commencement of the Company's non-clinical research study operations. No income tax provision was required due to the Company's tax loss and the inability of the Company to use the benefits which prior to the completion of the initial public offering primarily accrued to Mr. Gosman.

Liquidity and Capital Resources

     Cash used by operating activities was $2.1 million for the 1997 Period. Cash used by operating activities was $2.5 million for the 1996 Period. At July 31, 1997, the Company's principal sources of liquidity consisted of working capital of $100.2 million which included $59.4 million in cash. The Company also had $27.1 million of current liabilities, including approximately $3.6 million of indebtedness maturing before July 31, 1998.

     Cash used by investing activities was $19.5 million and $9.1 million for the 1997 Period and 1996 Period, respectively. This primarily represents the funds required by the Company for the acquisition of physician practices, medical support services companies, or other medical networks or organizations, and the advances under notes receivable of $5.3 million, partially offset by the repayments of notes receivable of $10.0 million during the 1997 Period. In addition, during the 1997 Period, the Company sold one of its radiation therapy centers that had been previously closed for $1.5 million.

     Cash used by financing activities was $0.7 million for the 1997 Period and primarily represented the borrowings under the revolving line of credit of $1.0 million, repayment of debt of $1.7 million and the release of restricted cash collateralizing debt of $0.5 million. Cash provided by financing activities was $74.3 million for the 1996 Period, which was primarily comprised of the proceeds (net of offering costs) from the issuance of the Convertible Subordinated Debentures of $94.8 million and the release of cash collateral of $1.5 million offset by the repayment of advances from shareholder and other debt of $15.4 million and $5.5 million, respectively.

     During 1996, the Company purchased the stock of a company based in Florida that provides the managed health care industry with assistance in provider relations, utilization review and quality assurance. In conjunction with this acquisition, the Company may be required to make a contingent payment up to a maximum of $10 million based on the acquired company's earnings before taxes during the next five years. The payment, if required, shall be paid in cash and/or Common Stock of the Company.

     During July 1997, the Company entered into a management services agreement to manage a network of over 100 physicians in New York. In connection with this transaction, the Company has committed to expend up to $40 million to be utilized for the expansion of the network.

     During August 1997, the Company purchased certain assets of, and entered into a 20-year administrative services agreement with BAB Nuclear Radiology, P.C., to operate five diagnostic imaging centers on Long Island, New York. The purchase price was approximately $10,000,000 in cash, plus $15,000,000 in convertible notes.

     During October 1997, a subsidiary of the Company merged with CSL in a transaction that was accounted for as a pooling of interests. Pursuant to such merger, the Company will record a one-time charge during the third quarter ended October 31, 1997 of $10.1 million. This one-time charge represents estimated transaction expenses and the one-time cost to buy out a consulting contract. In addition, upon the closing of the merger during October 1997, the Company used cash of approximately $5.0 million to repay CSL's revolving line of credit.

     In conjunction with certain of its acquisitions, the Company has agreed to make payments in shares of Common Stock of the Company which are generally issued one year from the closing date of such acquisitions. The number of shares to be issued are generally determined based upon the average price of the Company's Common Stock during the five business days prior to the date of issuance. As of July 31, 1997, the Company had committed to issue $10.9 million of Common Stock of the Company using the methodology discussed above.

     The Company's acquisition and expansion programs will require substantial capital resources. In addition, the operation of physician groups, integrated networks and related medical support services companies, and the development and implementation of the Company's management information systems, will require ongoing capital expenditures. The Company expects that its capital needs over the next several years will substantially exceed capital generated from operations. To finance its capital needs, the Company plans both to incur indebtedness and to issue, from time to time, additional debt or equity securities, including Common Stock or convertible notes, in connection with its acquisitions and affiliations.

     In September 1997, the Company entered into a secured credit agreement with a bank providing for a $100 million revolving line of credit for working capital and acquisition purposes. The credit agreement (i) prohibits the payment of dividends by the Company, (ii) limits the Company's ability to incur indebtedness and make acquisitions except as permitted under the credit agreement and (iii) requires the Company to comply with certain financial covenants.

     The Company expects that the working capital as of July 31, 1997 of $100.2 million, which includes cash of $59.4 million, and amounts available under an acquisition/working capital line of credit for $100 million will be adequate to satisfy the Company's cash requirements for the next 12 months. However, there can be no assurance that the Company will not be required to seek additional financing during this period. The failure to raise the funds necessary to finance its future cash requirements would adversely affect the Company's ability to pursue its strategy and could adversely affect its results of operations for future periods.

Factors to be Considered

     The part of this Form 8-K captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains certain forward-looking statements which involve risks and uncertainties. Readers should refer to the factors set forth below and the factors discussed under "Factors to be Considered" contained in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended January 31, 1997, which factors could cause the Company's actual results to differ materially from the results anticipated in such forward-looking statements. The factors discussed in said Form 10-K are hereby incorporated by reference into this Form 8-K.

     POTENTIAL LOSS OF CONTRACTS. Although the Company's clinical research study contracts with sponsors provide that it is entitled to receive fees earned through the date of termination, as well as all non-cancellable costs, sponsors generally are free to terminate a clinical trial or the Company's contract related thereto at any time. The length of a typical clinical trial contract varies from several weeks to several years. Sponsors may terminate clinical trials for several reasons, including unexpected results or adverse patient reactions to a potential product, inadequate patient enrollment or investigator recruitment, manufacturing problems resulting in shortages of a potential product or decisions by the sponsor to de-emphasize or terminate a particular trial or development efforts with respect to a particular potential product. A sponsor's decision to terminate a trial in which the Company participates could have a material adverse effect on the Company's business, results of operations and financial condition.

     GOVERNMENT REGULATION; POTENTIAL IMPACT OF HEALTH CARE REFORM. Demand for the Company's services is largely a function of the regulatory requirements associated with the approval of a new drug application imposed by the United States Food and Drug Administration ("FDA"). These requirements are more stringent and thus more burdensome than those imposed by many other developed countries. In recent years, efforts have been made to streamline the drug approval process and coordinate United States standards with those of other developed countries. Changes in the level of regulation, including a relaxation in regulatory requirements or the introduction of simplified drug approval procedures could have a material adverse effect on the demand for the Company's clinical trial services. Several competing proposals to reform the system of health care delivery in the United States have been considered by Congress from time to time. None of the proposals have been adopted. The process by which the government will pursue additional or modified proposals for national health care reform and the precise nature of any such proposals is unclear at this time. Some of the proposals put forth to date incorporate price controls on drugs and limits on overall medical spending which may adversely affect expenditures by the pharmaceutical and biotechnology industries for research and development, which could have a material adverse effect on the Company's business, results of operations and financial condition. At present, it is impossible to predict the effect of any new legislation or changes in regulatory environment on the Company. The failure of the Company to comply with applicable regulations could result in the termination of on-going research or the disqualification of data for submission to regulatory authorities. Further, the issuance of a notice or finding by the FDA to either the Company or its clients based upon a material violation by the Company of either Good Clinical Practices or Good Laboratory Practices could have a material adverse effect on the Company's business, results of operations and financial condition.

     POTENTIAL LIABILITY FROM OPERATIONS. Clinical trials involve the testing of approved and experimental drugs on human beings. This testing carries with it a significant risk of liability for personal injury or death to participants resulting from an adverse reaction to, or improper administration of, the potential product. The Company participates with sponsors in the selection process. The Company also contracts on behalf of its customers with physicians who render, and itself renders, professional services including administering the drugs being tested to participants in these trials. Consequently, the Company may be subject to claims in the event of personal injury or death of persons participating in clinical trials and arising from professional malpractice of physicians with whom it has contracted and its own employees. Although the Company is generally indemnified by its clients for such liability, in order for such indemnification to be valid, the Company and its employees and agents must act within the bounds of specific procedural requirements governing the conduct of the clinical trial. Since the value of the Company's indemnification depends on the financial viability of the indemnifying party, there can be no assurance that the Company will be able to rely on such indemnification in each instance of potential liability. If the Company was forced to undertake the defense of, or found financially responsible for, claims based upon the foregoing or related risks, there could be a material adverse effect on the Company's business, results of operations and financial condition.

                                 PHYMATRIX CORP.

                   INDEX TO SUPPLEMENTAL FINANCIAL STATEMENTS



                                                                           Page
                                                                           ----

Report of Independent Accountants                                           F-2

Supplemental Balance Sheets as of July 31, 1997 (unaudited)
     January 31, 1997, and December 31, 1995                                F-3


Supplemental Statements of Operations for the six months ended July 31,
     1997 and 1996 (unaudited) and the years ended January 31, 1997,
     December 31, 1995 and December 31, 1994                                F-4

Supplemental Statements of Changes in Shareholders' Equity for the six
     months ended July 31, 1997 (unaudited) and the years ended
     January 31, 1997, December 31, 1995 and December 31, 1994              F-5

Supplemental Statements of Cash Flows for the six months ended July 31,
     1997 and 1996 (unaudited) and the years ended January 31, 1997,
     December 31, 1995 and December 31, 1994                                F-6

Notes to Supplemental Financial Statements                                  F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders of PhyMatrix Corp.(formerly known as Continuum Care Corporation)

     We have audited the supplemental consolidated financial statement of financial position of PhyMatrix Corp. (formerly known as Continuum Care Corporation) as of January 31, 1997 and the related supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended January 31, 1997. We have also audited the accompanying supplemental combined balance sheet of Phymatrix Corp. as of December 31, 1995 and the related supplemental statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1995 and December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The supplemental financial statements give retroactive effect to the merger of PhyMatrix Corp. and Clinical Studies Ltd. on October 15, 1997, which has been accounted for as a pooling of interests as described in the Notes 2 and 3 to the supplemental financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of PhyMatrix Corp. after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PhyMatrix Corp. as of January 31, 1997 and the consolidated results of its operations and its cash flows for the years ended January 31, 1997 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Further, in our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of PhyMatrix Corp. as of December 31, 1995 and the combined results of operations and its cash flows for the year ended December 31, 1995 and December 31, 1994 in conformity with generally accepted accounting principles after financial statements are issued for a period which includes the date of consummation of the business combination.


Boston, Massachusetts
October 20, 1997

                                     PHYMATRIX CORP.

                                SUPPLEMENTAL BALANCE SHEETS

                                                                    Consolidated        Consolidated        Combined
                                                                      July 31,           January 31,      December 31,
                                                                       1997                 1997              1995
                                                                     ------------       ------------      ------------
                                                                    (unaudited)
 ASSETS
 Current assets
         Cash and cash equivalents                                   $ 59,383,098       $ 81,321,955      $  7,192,367
         Receivables:
                 Accounts receivable, net of allowances                56,581,408         41,743,737        22,920,874
                 Other receivables                                      3,440,009          2,318,395           569,923
                 Notes receivable (Note 4)                              2,364,537         10,125,000           516,000
          Prepaid expenses and other current assets                     5,538,993          3,680,709         1,276,535
                                                                     ------------       ------------      ------------
                         Total current assets                         127,308,045        139,189,796        32,475,699

 Property, plant and equipment, net (Note 5)                           40,846,212         39,128,292        39,734,091
 Notes receivable (Note 4)                                              7,884,700          4,938,700           170,400
 Goodwill, net (Note 2)                                                92,064,612         74,426,572        31,931,453
 Management service agreements, net (Note 2)                           56,078,028         40,196,102        16,376,636
 Investment in affiliates (Note 6)                                      3,517,934          3,399,859        12,925,129
 Other assets (including restricted cash)                              12,600,540         12,030,884         4,853,659
                                                                     ------------       ------------      ------------
                         Total assets                                 340,300,071        313,310,205       138,467,067
                                                                     ============       ============      ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
         Current portion of debt and capital leases (Note 8)         $  3,609,281        $ 3,835,569      $ 26,707,091
         Current portion of related party debt (Note 8)                         -                  -         4,740,588
         Accounts payable                                               8,113,751          9,436,189         6,785,296
         Accrued compensation                                           1,420,822          1,480,250         1,124,316
         Accrued and other current liabilities (Note 7)                13,956,170         12,627,164        11,307,712
         Accrued interest - shareholder (Note 11)                              -                  -          1,708,174
                                                                     ------------       ------------      ------------
                         Total current liabilities                     27,100,024         27,379,172        52,373,177

 Due to shareholder, less current portion  (Notes 8 and 11)                                        -        36,690,180
 Long-term debt and capital leases, less current
     maturities (Note 8)                                               16,882,415         14,994,690        28,952,407
 Convertible subordinated debentures                                  100,000,000        100,000,000                 -
 Other long term liabilities (Notes 3 and 7)                           11,759,706         14,004,143         2,511,122
 Deferred tax liability (Note 14)                                               -          1,354,182                 -
 Minority interest                                                      1,854,455          1,798,321         2,502,970
                                                                     ------------       ------------      ------------
                         Total liabilities                            157,596,600        159,530,508       123,029,856


Commitments and contingencies (Notes 9 and 10)
Shareholders' equity
     Common stock, par value $.01, 40,000,000 shares authorized,
       29,131,155, 27,625,338, and 4,885,512 shares issued
       and outstanding at July 31, 1997, January 31, 1997,
       and December 31, 1995, respectively                                291,312            276,253            48,855
     Additional paid in capital                                       169,856,597        150,025,403        25,071,445
     Retained earnings (deficit)                                       12,555,562          3,478,041        (9,683,089)
                                                                     ------------       ------------      ------------
                         Total shareholders' equity                   182,703,471        153,779,697        15,437,211
                                                                     ------------       ------------      ------------
 Total liabilities and shareholders' equity                          $340,300,071       $313,310,205      $138,467,067
                                                                     ============       ============      ============

               The accompanying notes are an integral part of the
                       supplemental financial statements.

                                 PHYMATRIX CORP.
                      SUPPLEMENTAL STATEMENTS OF OPERATIONS

                                                      Consolidated     Consolidated
                                                       Six Months       Six Months      Consolidated     Combined      Combined
                                                         Ended            Ended          Year Ended      Year Ended    Year Ended
                                                       July 31,          July 31,        January 31,     December 31,  December 31,
                                                         1997             1996              1997           1995           1994
                                                      ------------      -----------     ------------     -----------    ---------
                                                       (unaudited)       (unaudited)
 Net revenues from services                          $ 83,089,705      $ 48,139,067     $117,813,401     $61,712,559    $7,368,106
 Net revenue from management service agreements        75,685,223        36,523,555       90,187,458      22,372,566             -
                                                      ------------       -----------     ------------     -----------    ---------
                 Total revenue                        158,774,928        84,662,622      208,000,859      84,085,125     7,368,106
                                                      ------------       -----------     ------------     -----------    ---------

 Operating costs and administrative expenses:
         Cost of affiliated physician
           management services                         33,534,991        17,412,247       42,245,211       9,655,973             -
         Salaries, wages and benefits                  39,132,470        26,689,277       58,350,848      33,540,769     3,021,502
         Salaries, wages and benefits - related
           party (Note 11)                                      -                 -                -       2,267,891       934,200
         Professional fees                              4,254,723         3,065,137        7,321,849       4,466,897       874,412
         Professional fees - related party (Note 11)            -                 -                -         273,941       253,995
         Supplies                                      19,900,444        11,665,084       27,202,905      12,117,362       682,956
         Utilities                                      2,107,449         1,321,822        2,868,484       1,498,755       201,639
         Depreciation and amortization                  4,856,994         3,313,419        7,381,666       3,955,511       166,238
         Rent                                           7,156,746         3,836,498        8,518,812       4,642,144       361,891
         Rent - related party (Note 11)                         -                 -                -         459,732       192,242
         Earn out payment (Note 11)                             -                 -                -       1,271,000             -
         Provision for closure loss (Note 7)                    -                 -                -       2,500,000             -
         Provision for bad debts                                -         1,320,777        4,607,888         744,111             -
         Other                                         33,198,534         6,797,839       26,359,859       9,797,589     1,729,380
         Other - related party (Note 11)                        -                 -                -         728,116       249,316
                                                      ------------       -----------     ------------     -----------    ---------
                                                      144,142,351        75,422,100      184,857,522      87,919,791     8,667,771
                                                      ------------       -----------     ------------     -----------    ---------

 Interest expense, net                                  1,673,963           392,973        1,357,210       3,120,056        95,774
 Interest expense shareholder (Note 11)                         -           369,366          369,366       1,708,174             -
 (Income) loss from investment in affiliates             (412,985)         (268,998)        (709,295)       (569,156)            -
                                                      ------------       -----------     ------------     -----------    ---------
                                                        1,260,978           493,341        1,017,281       4,259,074        95,774
                                                      ------------       -----------     ------------     -----------    ---------
 Income (loss) before provision for income taxes       13,371,599         8,747,181       22,126,056      (8,093,740)   (1,395,439)
 Income tax expense                                     4,545,904         3,031,881        6,836,066               -             -
                                                      ------------       -----------     ------------     -----------    ---------
 Net income (loss) (Note 2)                          $  8,825,695      $  5,715,300     $ 15,289,990     $(8,093,740)  $(1,395,439)
                                                      ============        ==========      ===========     ===========   ===========

 Net income per weighted average share               $       0.30      $       0.21     $       0.55
 Proforma Information  (Note 2):
         Adjustment to income tax expense            $    251,792      $    261,116     $  1,293,385
         Net income                                  $  8,573,903      $  5,454,184     $ 13,996,605
         Net income per weighted average share       $       0.29      $       0.20     $       0.51
         Weighted average shares outstanding           29,152,416        26,776,563       27,703,073
                                                     ============      ============     ============


                                      F-4


               The accompanying notes are an integral part of the
                       supplemental financial statements.

                                 PHYMATRIX CORP.
           SUPPLEMENTAL STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               For the six months ended July 31, 1997 (unaudited)
  and the years ended January 31, 1997, December 31, 1995 and December 31, 1994

                                                                                                Retained
                                                      Common Stock            Additional        Earnings
                                                      Outstanding              Paid-in        (Accumulated
                                                 Shares        Amount          Capital          Deficit)           Total
                                                 ------        ------         ----------      ------------         -----
 Balances - January 1, 1994, as
   previously reported                                  -     $       -     $          -     $          -      $          -
 Pooling of interests with CSL (as
   defined in Note 1)                           4,885,512        48,855     $     71,445           26,090           146,390
 Capital Contribution                                   -             -       12,963,713                -        12,963,713
 Net loss for the year ended
   December 31, 1994                                    -             -                -       (1,395,439)       (1,395,439)
                                               ----------     ---------     ------------     ------------      ------------
 Balances - December 31, 1994                   4,885,512        48,855       13,035,158       (1,369,349)       11,714,664
 Capital contribution                                   -             -       12,036,287                 -       12,036,287
 Net loss for the year ended
   December 31, 1995                                    -             -                -       (8,093,740)       (8,093,740)
 Dividends                                              -             -                -         (220,000)         (220,000)
                                               ----------     ---------     ------------     ------------      ------------
 Balances - December 31, 1995                   4,885,512        48,855       25,071,445       (9,683,089)       15,437,211

 Initial Public Offering,
   net of costs                                21,263,284       212,633      111,494,224                -       111,706,857
 Issuance of common stock
   for acquisitions                               266,666         2,667        3,997,333                -         4,000,000
 Issuance of stock pursuant to
  pooling of interests with CSL                   318,793         3,188          624,452                -           627,640
 Adjustment for immaterial pooling
  of interests                                    432,645         4,326                -          778,960           783,286
 Issuance Costs                                         -             -         (743,316)                          (743,316)
 Issuance of stock pursuant
  to acquisitions                                 406,272         4,062        9,222,977                -         9,227,039
 Issuance of stock pursuant
  to stock plans                                   52,166           522          358,288                -           358,810
 Net loss for the month ended
  January 31, 1996                                      -             -                -       (1,176,228)       (1,176,228)
 Net income for the year ended
  January 31, 1997                                      -             -                -       15,289,990        15,289,990
 Dividends                                              -             -                -       (1,731,592)       (1,731,592)
                                               ----------     ---------     ------------     ------------      ------------
 Balances - January 31, 1997                   27,625,338       276,253      150,025,403        3,478,041       153,779,697

 Adjustment for immaterial pooling
  of interests                                          -             -                -          644,326           644,326
 Effect of CSL's excluded activity
  (as described in Note 2)                              -             -                -          344,700           344,700
 Issuance of stock pursuant to
  acquisitions                                  1,435,818        14,359       19,251,281                -        19,265,640
 Issuance of stock pursuant
  to stock plans                                   69,999           700          656,275                -           656,975
 Issuance costs                                         -             -          (76,362)                           (76,362)
 Net income for the six months
  ended July 31, 1997                                   -             -                -        8,825,695         8,825,695
 Dividends                                              -             -                -         (737,200)         (737,200)
                                               ----------     ---------     ------------     ------------      ------------
 Balances - July 31, 1997                      29,131,155     $ 291,312     $169,856,597     $ 12,555,562      $182,703,471
                                               ==========     =========     ============     ============      ============





               The accompanying notes are an integral part of the
                       supplemental financial statements.

                                 PHYMATRIX CORP.
                      SUPPLEMENTAL STATEMENTS OF CASH FLOWS

                                                        Consolidated   Consolidated
                                                         Six Months     Six Months     Consolidated     Combined       Combined
                                                           Ended          Ended        Year Ended      Year Ended     Year Ended
                                                         July 31,        July 31,      January 31,    December 31,   December 31,
                                                           1997            1996           1997           1995            1994
                                                         ------------     -----------   ------------    ------------   -----------
                                                        (unaudited)    (unaudited)
 Cash flows from operating activities:
   Net income (loss)                                    $  8,825,695   $   5,715,300   $ 15,289,990   $ (8,093,740)   $(1,395,439)
   Noncash items included in net income (loss):
           Depreciation and amortization                   4,856,994       3,313,419      7,381,666      3,955,511        166,238
           Amortization of debt issuance costs                     -               -        276,625              -              -
           Writedown of assets                                     -               -              -      1,554,607              -
           Issuance of common stock as compensation                -         627,640        627,640              -              -
           Other                                            (626,401)         19,252       (650,940)       140,151              -
   Changes in receivables                                (11,055,818)     (8,289,561)   (14,154,057)    (7,415,851)      (418,869)
   Changes in accounts payable and accrued
           liabilities                                    (2,310,415)     (2,014,310)    (4,642,545)    11,235,272        231,417
   Changes in other assets                                (1,755,154)     (1,888,510)     1,517,672     (1,511,032)         2,473
                                                         ------------     -----------   ------------    ------------  -----------
                   Net cash provided (used) by
                        operating activities              (2,065,099)     (2,516,770)     5,646,051       (135,082)    (1,414,180)

 Cash flows from investing activities:
    Capital expenditures                                  (2,855,448)     (1,750,859)    (5,686,484)    (1,378,630)      (181,264)
    Sale of assets                                         1,490,000               -      1,243,762              -              -
    Notes receivable, net                                  4,689,463        (250,000)   (15,213,700)      (686,400)       160,000
    Purchase of investments in affiliates                          -               -              -     (9,790,588)    (2,661,511)
    Other assets                                            (605,490)        (84,285)    (1,440,176)       (20,287)             -
    Acquisitions, net of cash acquired (Note 15)         (22,250,306)     (6,980,003)   (27,734,210)   (44,365,741)    (8,183,902)
                                                         ------------     -----------   ------------    ------------  -----------
                    Net cash used by investing
                       activities                        (19,531,781)     (9,065,147)   (48,830,808)   (56,241,646)   (10,866,677)


 Cash flows from financing activities:
    Capital contributions                                          -               -              -     12,036,287     12,963,713
    Borrowings under revolving line of credit, net         1,000,000               -      3,132,300              -              -
    Advances from (repayment to) shareholders                      -     (15,446,759)   (15,523,287)    36,690,180              -
    Proceeds from issuance of common stock                   649,727         205,000        359,614            200              -
    Dividends to stockholders                               (737,200)     (1,243,998)    (1,731,592)      (220,000)             -
    Proceeds from issuance of convertible
           subordinated debentures                          (114,281)     97,102,738     96,565,758              -              -
    Proceeds from issuance of debt                           361,449               -              -     19,143,127              -
    Release of cash collateral                               480,182       1,537,282      1,996,786              -              -
    Offering costs and other                                (618,658)     (2,344,363)    (2,823,130)    (1,030,632)             -
    Repayment of debt                                     (1,691,136)     (5,486,414)    (7,178,810)    (3,834,714)       (96,676)
                                                         -----------     -----------    -----------     -----------    ----------
                    Net cash provided (used) by
                      financing activities                  (669,917)     74,323,486     74,797,639     62,784,448     12,867,037

 Increase in cash and cash equivalents                   (22,266,797)     62,741,569     31,612,882      6,407,720        586,180
 Cash and cash equivalents, beginning of period           81,649,895      49,709,073     49,709,073        784,647        198,467
                                                         ------------     -----------    -----------    ----------     ----------
 Cash and cash equivalents, end of period               $ 59,383,098   $ 112,450,642   $ 81,321,955    $ 7,192,367     $  784,647
                                                        =============    ============   ============    ==========     ==========





               The accompanying notes are an integral part of the
                       supplemental financial statements.

                                 PHYMATRIX CORP.

                   NOTES TO SUPPLEMENTAL FINANCIAL STATEMENTS

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


1.   Description of Business and Organization

     PhyMatrix Corp. ("the Company") is a multispecialty physician management company that provides management services to the medical community. PhyMatrix also develops medical malls, medical office buildings, and health parks, both for its own account and for leading hospitals and health systems.

     PhyMatrix Corp., formerly known as Continuum Care Corporation, was formed to create a health care company which consummated an initial public offering (the "offering") during January 1996 and simultaneously exchanged 13,040,784 shares of its Common Stock for all of the outstanding Common Stock of several business entities (the "IPO entities") which were operated under common control prior to the offering by Abraham D. Gosman, and with respect to DASCO Development Corporation and affiliate (collectively, "DASCO"), by Mr. Gosman, Bruce A. Rendina and Donald A. Sands (collectively, the Principal Shareholders of the Company), since their respective dates of acquisition. Subsequent to the offering, the Company changed its fiscal year end from December 31 to January 31.

     During October 1997, a subsidiary of the Company merged with Clinical Studies Ltd. ("CSL"). This business combination was accounted for as a pooling of interests. CSL is a site management organization conducting clinical research for pharmaceutical companies and clinical research organizations at 22 centers located in 11 states. Accordingly, the financial statements for all periods prior to the effective date of the merger have been restated to include CSL and Clinical Marketing Ltd. ("CML") which was merged into CSL on January 1, 1997.

     Prior to the offering, each of the acquisitions of the business entities, except where otherwise noted, was accounted for under the purchase method of accounting and was recorded at the price paid by companies controlled by Mr. Gosman when they purchased the entities from third parties. The audited combined financial statements for the years ended December 31, 1994 and December 31, 1995 have been prepared to reflect the combination of these business entities which have operated since their purchase date under common control. Because certain of these entities operated under common control were nontaxpaying (i.e., primarily S corporations, which results in taxes being the responsibility of the respective owners), the financial statements for the years ended December 31, 1994 and December 31, 1995 have been presented on a pretax basis, as further described in Note 2.

     The Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with the offering which became effective January 23, 1996. In connection with the offering, the Company issued 8,222,500 shares of Common stock. As of January 31, 1997, net proceeds to the Company were $110,963,541, which was net of underwriting discounts and commissions and offering expenses. The Company used approximately $71,500,000 from the net proceeds of the offering to repay certain indebtedness and obligations that arose from certain acquisitions. The remaining net proceeds have and will continue to be used for general corporate purposes, including future acquisitions and working capital.

     During June 1996, the Company raised $100 million through the sale of its 6-3/4% Convertible Subordinated Debentures (the "Debentures") to certain institutional investors and non-U.S. investors. The Debentures are convertible into shares of the Company's Common Stock at a conversion price of $28.20 per share, and are due in 2003. As of January 31, 1997, net proceeds to the Company from the Debentures, after deduction of the initial purchasers' discounts and commissions and offering expenses, were $96,565,758. The Company used approximately $10,752,000 from the net proceeds of the Debenture offering to repay advances from the principal shareholder. During July 1996, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to register the resale of the Debentures by the holders thereof.

     During July 1996, the Company also filed a Registration Statement on Form S-4 with the Securities and

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


Exchange Commission with respect to the registration of an aggregate of up to 5,000,000 shares of Common Stock which may be issued by the Company from time to time in connection with various acquisitions that it may make.

2.   Summary of Significant Accounting Policies

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its 50% or greater owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates Used in Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for the collectibility of receivables and third party settlements, depreciation and amortization, taxes and contingencies.

Cash and Cash Equivalents

     Cash and cash equivalents consist of highly liquid instruments with original maturities at the time of purchase of three months or less.

Revenue Recognition

     Net revenue from services is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The provision and related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for particular services, anticipated reimbursement levels with specific payors for new services, industry reimbursement trends, and other relevant factors.

     Net revenues from management service agreements equals the net revenue generated by the physician practices. Under the agreements, the Company is responsible and at risk for the operating costs. The costs include the reimbursement of all medical practice operating costs and payments to physicians (which are reflected as cost of affiliated physician management services).

     Net revenues from clinical studies equals the fees to be received as services are provided to patients enrolled in the studies. Revenues are recognized as patient visits are conducted and such services are provided. Payments received prior to providing services are recorded as unearned revenue. Included in accounts receivable at January 31, 1997 and December 31, 1995 are unbilled contract receivables of $5,497,469 and $2,210,028, respectively.

     Net revenues from medical facility development are recognized at the time services are performed. In some cases fees are earned upon the achievement of certain milestones in the development process, including the receipt of a building permit and a certificate of occupancy of the building. Unearned revenue relates to all fees received in advance of services being completed on development projects.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)



Accounting Developments

     The Emerging Issues Task Force (the "Task Force") of the Financial Accounting Standards Board has added an agenda item to review various accounting and reporting matters relating to the physician practice management industry. Among other things, the Task Force plans to address the consolidation of revenues of professional associations and accounting for business combinations. Although the company believes that its accounting and reporting practices are in conformity with generally accepted accounting principles and common industry practice, there can be no assurance that the conclusions reached by the Task Force will not have a material impact on the Company.

Third Party Reimbursement

     For the years ended January 31, 1997, December 31, 1995, and December 31, 1994, approximately 31%, 34%, and 11%, respectively, of the Company's net revenue was primarily from the participation of the Company's home health care entities and physician practices in Medicare programs. Medicare compensates the Company on a "cost reimbursement" basis for home health care, meaning Medicare covers all reasonable costs incurred in providing home health care. Medicare compensates the Company for physician services based on predetermined fee schedules. In addition to extensive existing governmental health care regulation, there are numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Legislative changes to federal or state reimbursement systems could adversely and retroactively affect recorded revenues.

Contract Receivables

     The Company's businesses could be impacted by the failure of key customers, increasing competition in the pharmaceutical drug testing industry, federal and state legislation in the area of pharmaceutical drug testing industry, federal and state legislation in the area of pharmaceutical drug testing and the departure of key trial investigators. Also, for a number of clinical trial programs, the Company believes that the industry protocols have resulted in final settlement of contract receivables being prolonged due to delays in the finalization of the testing program and data analysis. Changes in these areas could adversely impact the Company's operations in the future.

Property and Equipment

     Additions are recorded at cost, or in the case of capital lease property at the lower of fair market value at the inception of the lease or the present value of the minimum lease payments required, and depreciation is recorded principally by use of the straight-line method of depreciation for buildings, improvements and equipment over their useful lives. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized. Assets recorded under capital leases are amortized over the shorter of their estimated useful lives or the lease terms.

Income Taxes

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred taxes arise primarily from the recognition of revenues and expenses in different periods for income tax and financial reporting purposes.

     Prior to the offering, certain of the entities subsequently purchased by the Company were S Corporations or partnerships; accordingly, income tax liabilities were the responsibility of the respective owners or partners.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


Provisions for income taxes and deferred assets and liabilities of the taxable entities were not reflected in the combined financial statements prior to the offering since there was no taxable income on a combined basis.

     Prior to the CSL merger, CSL was treated as a S corporation under the Internal Revenue Code (the "Code") and its stockholders recognized its income for income tax purposes. Accordingly, the Company's statements of operations do not include provisions for income taxes for income related to CSL. Prior to the CSL merger, dividends were paid primarily to reimburse stockholders for income tax liabilities incurred.

Pro Forma Information

     The pro forma net income and net income per share information in the consolidated statement of operations reflect the effect on historical results as if CSL had been a C corporation rather than a S corporation and had paid income taxes.

Goodwill

     Goodwill relates to the excess of cost over the value of net assets of the businesses acquired. Amortization is calculated on a straight line basis over periods ranging from ten to 40 years. Accumulated amortization of goodwill was $2,771,727 and $840,928 at January 31, 1997 and December 31, 1995, respectively.

Management Service Agreements

     Management service agreements consist of the costs of purchasing the rights to manage medical oncology and physician groups. These costs are amortized over the initial noncancelable terms of the related management service agreements ranging from ten to 40 years. Under the long-term agreements, the medical groups have agreed to provide medical services on an exclusive basis only through facilities managed by the Company. The agreements are noncancelable except for performance defaults. In the event a medical group breaches the agreement, or if the Company terminates with cause, the medical group is required to purchase all related assets, including the unamortized portion of any intangible assets, including management service agreements, at the then net book value. Accumulated amortization of management service agreements was $1,640,765 and $254,741 at January 31, 1997 and December 31, 1995.

Debt Issuance Costs

     Offering costs of approximately $3,434,242 related to the Debentures have been deferred and are being amortized over the life of the Debentures. Amortization expense of $276,625 has been included as interest expense in the accompanying financial statements for the year ended January 31, 1997.

Long-Lived Assets

     The Company periodically assesses the recoverability of long-lived assets, including property and equipment and intangibles, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends and future prospects, in addition to other economic factors.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

Investments

     The equity method of accounting is used for investments when there exists a noncontrolling ownership interest in another company that is greater than 20%. Under the equity method of accounting, original investments are recorded at cost and adjusted by the Company's share of earnings or losses of such companies, net of distributions.

Net Income (Loss) Per Common Share

     Net income (loss) per common share is calculated based on net income (loss) divided by the weighted average number of common shares outstanding during the year.

Stock Option Plans

     On February 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made during the year ended January 31, 1997 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Accounting Developments

     During 1997, the Financial Accounting Standards Board issued FASB Statement No. 128, "Earnings Per Share". This standard is designed to improve the Earnings Per Share ("EPS") information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements and increasing the comparability of EPS data on an international basis. The Company will implement the new standard in its fiscal year ending January 31, 1998. Management believes that the Company's adoption of this Standard, when effective, will not have a significant impact on the Company's financial statements.

Unaudited Financial Statements

     The financial statements for the six months ended July 31, 1997 and 1996 are unaudited and include all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. The interim results for the six months ended July 31, 1997 are not necessarily indicative of results to be expected for the year ended January 31, 1998.

Fiscal Year

     Upon the completion of the merger during October 1997, CSL changed its fiscal year end from December 31 to January 31. Amounts consolidated for CSL during the six months ended July 31, 1996 and the year ended January 31, 1997 were based on a December 31 fiscal year end. As a result, CSL's historical results of operations for the month ending January 31, 1997 are not included in the Company's consolidated statements of operations or cash flows.

Restatement of Financial Statements

     The supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with CSL on October 15, 1997. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation; however, they will become the historical consolidated financial

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


statements of PhyMatrix after financial statements covering the date of consummation of the business combination are issued.

Reclassifications

     Certain prior year balances have been reclassified to conform with the current year presentation.


3.   Acquisitions

     The following table sets forth the acquisitions completed by the Company during the year ended January 31, 1997 with the respective purchase dates, purchase prices and amounts allocated to intangibles. Each of the acquisitions was accounted for under the purchase method of accounting, except where noted otherwise.

                                                                                        Amounts
                                                                                       Allocated
                                                                                    to Intangibles
                                                                                -----------------------
                                                                                               Management
                                                Date               Purchase                     Service
Business Acquired                             Purchased              Price      Goodwill       Contracts
-----------                                    -------              -------      -------        -------
Employed physicians.........................   Various         $ 3,213,399   $ 2,862,035     $        --
Managed Physician Practices:
o Atlanta Gastroenterology..................   May 1996          6,100,000            --              --
o Oncology Care Associates..................   May 1996            609,124            --         609,124
o Busch.....................................   May 1996            787,864            --         457,772
o Dal Yoo...................................   June 1996           426,427            --         291,874
o Koerner, Taub & Flaxman...................   July 1996           948,610            --         328,838
o Atlanta Metro Urology.....................   July 1996           755,163            --         399,974
o Atlantic Pediatrics.......................   August 1996         412,539            --         328,074
o Insignia Care for Women, P.A..............   August 1996       3,439,331            --       2,625,699
o Georgia Surgical Associates, P.C..........   August 1996       1,548,756            --       1,116,259
o Ankle & Foot Center of Tampa Bay, P.A.....   August 1996       3,294,499            --       3,161,192
o Boynton GI Group..........................   October 1996      1,341,521            --         670,000
o Atlanta Specialists in Gastroenterology...   January 1997      1,578,205            --              --
o American Regional Health Center...........   January 1997      6,029,272            --       4,640,493
o Access Medical Care.......................   January 1997      4,500,652            --       3,814,400
Medical Support Services:
o Clinical Research Specialists.............   August 1996         521,025(B)    521,025               -
o Delaware Valley Clinical Studies..........   October 1996      6,850,000(B)  6,850,000               -
o Outpatient Center of Boynton Beach, LTD...   October 1996      4,755,255            --       2,597,409
Management Services Organizations
and Contract Management:
o Physicians Choice Management, LLC.........   December 1995    12,148,822    12,099,111              --
o Central Georgia Medical Management, LLC...   April 1996          673,262     1,023,261              --
o New Jersey Medical Management, LLC........   September 1996      454,168       541,668              --
o Physicians Consultant and Management......   September 1996    2,000,000(A)  3,078,568              --
    Corporation
o New York Network Management, LLC..........   November 1996     1,258,861     2,661,800              --
---------------

(A) In addition to the base purchase price, there is a contingent payment up to a maximum of $10,000,000 based on the earnings before taxes during the next five years.
(B) In addition to the base purchase price, there is a contingent payment based on earnings before taxes over the next five years.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)



Year Ended January 31, 1997 and the Six Months Ended July 31, 1997 Acquisitions

Physician Practice Acquisitions

     Between April and June 1996, the Company purchased the assets of and entered into employment agreements with Drs. Lawler, Cutler and Surowitz. The total purchase price for these assets was $2,154,999 in cash and 69,799 shares of Common Stock of the Company were issued during July 1997 having a value of $1,058,400. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to the assets at their fair market value including goodwill of $2,862,035. The resulting goodwill is being amortized over 20 years.

     During May 1996, the Company purchased the stock of Atlanta
Gastroenterology Associates, P.C. pursuant to a tax free merger and entered into a 40-year management agreement with the medical practice in exchange for 324,252 shares of Common Stock of the Company having a value of approximately $6,100,000. The transaction has been accounted for using the pooling-of-interests method of accounting.

     During May 1996, the Company amended its existing management agreement with Oncology Care Associates and extended the term of the agreement to 20 years. Simultaneously, the Company expanded the Oncology Care Associates practice by adding three oncologists whose practices of whom the Company acquired for $609,124. $309,124 of such purchase price was paid in cash and 20,684 shares of Common Stock of the Company were issued in July 1997 having a value of $300,000. The purchase price has been allocated to the assets at their fair market value, including management service agreements of approximately $609,124. The resulting intangible is being amortized over 20 years.

     During May and June 1996, the Company entered into agreements to purchase the assets of and entered into 20-year management agreements with two physician practices consisting of three physicians. These practices are located in South Florida and Washington, D.C. The total purchase price for the assets of these practices was $1,214,291. Of this amount, $663,667 was paid in cash and 29,350 shares of Common Stock of the Company were issued during May and June 1997 having a value $550,954. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to the assets at their fair market value, including management service agreements of $749,646. The resulting intangible is being amortized over 20 years.

     During July 1996, the Company purchased the assets of and entered into a 20-year management agreement with four physicians in Florida. The purchase price for these assets was approximately $948,610, which was paid in cash. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $328,838. The resulting intangible is being amortized over 20 years.

     During July 1996, the Company purchased the assets of and entered into a 20-year management agreement with three urologists in Atlanta, Georgia. The purchase price for these assets was $755,163. Of such purchase price, $475,163 was paid in cash and 18,064 shares of Common Stock of the Company were issued during July 1997 having a value of $280,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of approximately $399,974. The resulting intangible is being amortized over 20 years.

     During August 1996, the Company purchased the assets of and entered into a management agreement with Atlantic Pediatrics. The purchase price for these assets was $412,539. Simultaneous with the closing, Atlantic Pediatrics was merged into Osler Medical, Inc. During the second quarter of 1996, the Company also acquired

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


certain copyright and trademark interests for a purchase price of $887,000. The total purchase price for the assets acquired was allocated to such assets at their fair market value, including management service agreements of $1,215,074. The resulting intangible is being amortized over 20 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with eight physicians in Florida. The purchase price for these assets was $3,439,331. Of such purchase price, $1,519,331 was paid in cash and 122,841 shares of Common Stock of the Company were issued during August 1997 having a value of $1,920,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $2,625,699. The resulting intangible is being amortized over 40 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with four physicians in Georgia. The purchase price for these assets was $1,548,756. Of such purchase price, $855,956 was paid in cash and 44,126 shares of Common Stock of the Company were issued during August 1997 having a value of $692,800. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $1,116,259. The resulting intangible is being amortized over 40 years.

     During August 1996, the Company purchased the assets of and entered into a 40-year management agreement with 10 physicians in Florida. The purchase price for these assets was $3,294,499. Of such purchase price, $920,099 was paid in cash and 192,649 shares of Common Stock of the Company were issued during September 1997 having a value of $2,374,400. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $3,161,192. The resulting intangible is being amortized over 40 years.

     During October 1996, the Company purchased the assets of and entered into 20-year management agreements with five physicians in Florida. The purchase price for these assets was $1,341,521. Of such purchase price $806,521 was paid in cash and 33,331 shares of Common Stock of the Company were issued during October 1997 having a value of $535,000. The value of the Common Stock issued had been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $670,000. The resulting intangible is being amortized over 20 years.

     During January 1997, the Company purchased the stock of Atlanta Specialists in Gastroenterology pursuant to a merger and entered into a 40-year management agreement with the medical practice in exchange for 108,393 shares of Common Stock of the Company having a value of approximately $1,578,205. The transaction was accounted for using the pooling-of-interests method of accounting.

     During January 1997, the Company purchased the assets of and entered into a 40-year management agreement with 14 physicians in Texas. The purchase price for these assets was $6,029,272. Of such purchase price,

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


$2,333,272 was paid in cash and $3,696,000 is payable during January 1998 in Common Stock of the Company with such number of shares to be purchased based upon the average price of the stock during the five business days prior to the issuance. The value of the Common Stock to be issued has been recorded in other long-term liabilities at January 31, 1997. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $4,640,493. The resulting intangible is being amortized over 40 years.

     During January 1997, the Company purchased the assets of and entered into a 40-year management agreement with 18 physicians in Florida. The purchase price for these assets was $4,500,652. Of such purchase price, $2,273,613 was paid in cash, $1,500,000 of bank debt was assumed and 42,830 shares of Common Stock were issued having a value of $727,039. The purchase price has been allocated to these assets at their fair market value, including management service agreements of $3,814,400. The resulting intangible is being amortized over 40 years.

     During February 1997, the Company purchased the stock of a six physician practice pursuant to a merger and entered into a 40-year management agreement with the practice in exchange for 159,312 shares of Common Stock of the Company having a value of approximately $2,440,000. The transaction has been accounted for using the pooling-of-interests method of accounting.

     During February 1997, the Company purchased the assets of and entered into a 40-year management agreement with five physicians in Utah. The purchase price was $2,498,148. Of such purchase price, $1,378,148 was paid in cash and 75,293 shares of Common Stock of the Company were issued having a value of $1,120,000. The purchase price was allocated to the assets at their fair market value, including management service agreements of $1,499,013. The resulting intangible is being amortized over 40 years.

     During May 1997, the Company entered into a 40-year management agreement with a radiation therapy center in Westchester, New York. The purchase price was $2,550,000. Of such purchase price $1,200,000 was paid in cash and $1,350,000 is payable during May 1998 in Common Stock of the Company with such number of shares to be issued based upon the average price of the stock during the five business days prior to the issuance. The value of the Common Stock to be issued has been recorded in other long-term liabilities at July 31, 1997. The purchase price has been allocated to management service agreements and is being amortized over 40 years.

     During July 1997, the Company entered into a management services agreement with Beth Israel Hospital to manage its DOCS Division which consists of more than 100 physicians located throughout the greater Metropolitan New York area. In addition, the Company and Beth Israel Hospital will be completing the formation of an MSO to manage the medical risk contracting to the more than 2,000 physicians affiliated with Beth Israel Hospital and its parent corporation. The Management Services Agreement became effective July 1, 1997, and will remain in effect for 40 years contingent upon the closing of the MSO joint venture prior to January 15, 1998. The Company has committed up to $40 million in conjunction with the transaction to be utilized for the expansion of the Beth Israel delivery system throughout the New York region. In connection with the agreement, the Company paid $13,560,000 in cash, which was allocated to management service agreements and is being amortized over 40 years.

Medical Support Services Companies Acquisitions and CSL Merger

Acquisitions

     During August 1996, the Company acquired the business and certain assets of a single site clinical research company in Sarasota, Florida for $300,000 plus contingent consideration based on profitability measures over the next five years. The purchase price consisted of $100,000 of cash and the issuance of two subordinated promissory notes of $100,000 each. The contingent payments will equal 15% of the increase in adjusted income before tax, of the acquired business, over the prior year's amount. The contingent payments will not be less than $221,025. The full amount of the minimum payments was accrued for at the date of the acquisition. During October 1996, the Company acquired the business and certain assets of a multi-site clinical research company in Pennsylvania for $6,850,000 plus contingent consideration based on profitability measures over the next five years. The purchase price consisted of $3,100,000 of cash and the issuance of two subordinated promissory notes of $2,000,000 and $1,750,000, respectively. The contingent payments will equal 15% of the excess of adjusted income before tax over $2,000,000 per year for five years. The cost of these acquisitions was allocated on the basis of the estimated fair value of the assets acquired and the liabilities assumed. This allocation resulted

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


     in goodwill of $6,966,000, noncompete agreements of $355,000 and trained workforces of $50,000. The notes mentioned above are convertible into shares of Common Stock.

     During October 1996, the Company purchased the assets of an outpatient ambulatory surgical center in Florida. The Company entered into a lease under which the surgical center was leased to a partnership with an initial term of 15 years. In addition, the Company entered into a 20-year management agreement pursuant to which the Company receives a management fee which is based upon the performance of the surgical center. The purchase price for these assets was $3,531,630 plus the assumption of debt of $1,223,625 which consisted of $717,557 in a mortgage payable and $506,068 in capital leases. The purchase price has been allocated to the assets at their fair market value, including management service agreements of $2,597,409. The resulting intangible is being amortized over 20 years.

     During April 1997, the Company acquired the business and certain assets of a clinical research company in the Washington, D.C. area for $725,000 in the form of a promissory note plus contingent consideration based on revenue and profitability measures over the next five years. The contingent payments will equal 10% of the excess gross revenue, as defined, provided the gross operating margins of the acquired business exceed 30%. The purchase price was allocated to goodwill and is being amortized over years. The note and contingent payments are, in certain circumstances, convertible into shares of Common Stock.

     During June 1997, the Company purchased the assets of two diagnostic imaging centers in Dade County, Florida. The purchase price was approximately $12,500,000 plus the assumption of debt and capital leases totaling $1,570,078. Of such purchase price, $500,000 was paid in cash and the remaining $12,000,000 was paid by the issuance of 773,026 shares of Common Stock of the Company, 562,500 of which were issued in June and 210,526 of which were issued in September. The purchase price was allocated to the assets at their fair market value, including goodwill of $10,180,273. The resulting intangible is being amortized over 30 years.

     During June 1997, the Company acquired the remaining 20% interest in a lithotripsy company that it purchased during 1994. The interest was acquired in exchange for cash and 54,500 shares of Common Stock of the Company having a total value of $2,005,000. The purchase price was allocated to goodwill and is being amortized over 20 years.

     During June 1997, the Company issued 100,002 shares of Common Stock of the Company having a value of approximately $1,500,000 to the former shareholders of Pinnacle Associates, Inc. ("Pinnacle"). The issuance of the shares represented the merger consideration for Pinnacle which was purchased during 1995.

CSL Merger

     Effective October 15, 1997, a subsidiary of the Company merged with CSL in a transaction that was accounted for as a pooling of interests. The Company exchanged 5,204,305 shares of its common stock for all of the outstanding common stock of CSL. The Company's historical financial statements for all periods have been restated to include the results of CSL.

     The following table reflects the combined revenues, net income, net income per share and weighted average number of shares outstanding for the respective periods. The Pro forma Combined column adjusts the historical net income for CSL to reflect the results of operations as if CSL had been a C corporation rather than an S corporation for income tax purposes. The Adjusted Pro forma Combined column adjusts the Pro Forma Combined column by eliminating certain noncontinuing charges incurred by CSL. Provisions for income taxes have not been reflected for the years ended December 31, 1994 and 1995 because there is no taxable income on a combined basis.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


                                                                             Adjusted
                                                              Pro forma      Pro forma
                                PhyMatrix        CSL          Combined       Combined
                              ------------   ------------   -------------  ------------
                                        For the six months ended July 31, 1997
                              ---------------------------------------------------------
Revenue                       $145,646,752   $13,128,176    $158,774,928   $158,774,928
Net Income                    $  8,196,216   $   377,687    $  8,573,903   $  9,118,103
Net Income per weighted
  average share               $       0.34   $      0.07    $       0.29   $       0.31
Weighted average number of
  shares outstanding            23,863,289     5,289,127      29,152,416     29,152,416

                                        For the six months ended July 31, 1996
                              ---------------------------------------------------------
Revenue                       $ 77,631,077   $ 7,031,545    $ 84,662,622   $ 84,662,622
Net Income                    $  5,062,509   $   391,675    $  5,454,184   $  5,965,984
Net income per weighted
  average share               $       0.23   $      0.07    $       0.20   $       0.22
Weighted average number of
  shares outstanding            21,689,631     5,086,932      26,776,563     26,776,563

                                          For the year ended January 31, 1997
                              ---------------------------------------------------------
Revenue                       $189,960,735   $18,040,124    $208,000,859   $208,000,859
Net Income                    $ 12,056,531   $ 1,940,074    $ 13,996,605   $ 15,154,005
Net income per weighted
  average share               $       0.54   $      0.37    $       0.51   $       0.55
Weighted average number of
  shares outstanding            22,511,448     5,191,625      27,703,073     27,703,073

                                         For the year ended December 31, 1995
                              ---------------------------------------------------------
Revenue                       $ 70,733,282   $13,351,843    $ 84,085,125   $ 84,085,125
Net Income                    $(11,024,915)  $ 2,931,175    $ (8,093,740)  $ (5,960,740)

                                         For the year ended December 31, 1994
                              ---------------------------------------------------------
Revenue                       $  2,446,821   $ 4,921,285    $  7,368,106   $  7,368,106
Net Income                    $ (1,296,737)  $   (98,702)   $ (1,395,439)  $   (473,439)

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)



     The following items reflect the noncontinuing charges, referred to above, incurred by CSL during the respective periods:

                                                          Year Ended                                 Six Months Ended
                                        -----------------------------------------------      -------------------------------
                                        December 31,     December 31,      December 31,        June 30,           July 31,
                                           1994              1995              1996              1996               1997
                                        -----------      ------------      ------------      ------------        -----------
                                        (unaudited)      (unaudited)        (unaudited)      (unaudited)         (unaudited)
Salaries expense related to the         $       -        $         -        $  628,000       $          -        $         -
equity interest granted to an
officer of CSL.  During January
1997, the officer entered into an
employment agreement with no
provisions for sharing of profits
or proceeds.

Consulting fees based on a profit         120,000            433,000           314,000            145,000                  -
sharing arrangement.  The profit
sharing arrangement was
terminated during 1997.

Management fees paid to the               802,000          1,700,000           987,000            708,000            907,000
principal shareholders of CSL
                                        ---------        -----------        ----------       ------------        -----------

Total nonrecurring items                  922,000          2,133,000         1,929,000            853,000            907,000

After tax impact of nonrecurring        $ 922,000        $ 2,133,000        $1,157,400       $    511,800        $   544,200
items

     Prior to its merger with the Company, CSL reported on a fiscal year ending December 31. Prior to its initial public offering during January 1996, the Company reported on a fiscal year ending December 31. The fiscal year end of the Company was changed to January beginning with the one month period ended January 31, 1996. The restated financial statements for the year ended January 31, 1997 are based on a combination of the Company's results for its January 31 fiscal year and a December 31 fiscal year for CSL. CSL's historical results of operations for the month ending January 31, 1997 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholder's equity as of February 1, 1997 to adjust for the effect of excluding CSL's results of operations for the month ending January 31, 1997.

     As a result of using the pooling of interests method of accounting, estimated transaction expenses of $10,150,000 will be recorded as a one-time charge to the Company's statement of operations during the quarter ended October 31, 1997, which is the period in which the transaction closed. A summary of these estimated expenses is as shown below:


                                                    CSL       PhyMatrix          Total
                                                 ----------   ---------        ----------
Legal                                            $  200,000    $300,000        $  500,000
Accounting                                          200,000     175,000           375,000
Investment Banking                                3,600,000     325,000         3,925,000
Other                                               250,000     100,000           350,000
                                                 ----------    --------       -----------
     Subtotal transaction expenses                4,250,000     900,000         5,150,000
                                                 ----------    --------       -----------
CNS Consulting (1)                                5,000,000           0         5,000,000
                                                 ----------    --------       -----------
     Total                                       $9,250,000    $900,000       $10,150,000
                                                 ----------    --------       -----------

(1) Represents buyout of consulting contract.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)



Management Services Organizations and Contract Management Acquisitions

     During December 1995, the Company obtained a 43.75% interest in Physicians Choice Management, LLC, an MSO that provides management services to an IPA composed of over 375 physicians based in Connecticut. The Company acquired this interest in exchange for a payment of $1.5 million to the MSO's shareholders ($1.0 million paid during 1995 and $.5 million paid during the second quarter of 1996) and a capital contribution of $2.0 million to the MSO ($1.5 million paid during 1995 and $.5 million paid during the second quarter of 1996). In addition, upon the closing of the offering, the Company granted options to purchase 300,000 shares of Common Stock to certain MSO employees in conjunction with their employment agreements. These options vest over a two-year period with the exercise price equaling the fair market value of the Company's stock on the date such shares become exercisable. During September 1996, the Company acquired the remaining 56.25% ownership interest in the MSO. The Company acquired the remaining interests in exchange for a payment of $1,000,000 in cash plus 363,442 shares of Common Stock of the Company. The Company also committed to loan the MSO's selling shareholders $2,800,000 to pay the tax liability related to the sale. As of January 31, 1997 $2,253,000 of the loan amount committed had been advanced to the selling shareholders by the Company. The total purchase price for the 100% interest was approximately $12,148,822 and has been allocated to these assets at their fair market value including goodwill of $12,099,111. The resulting intangible is being amortized over 40 years.

     During April 1996, the Company purchased a 50% interest in Central Georgia Medical Management, LLC, an MSO that provides management services to an IPA composed of 45 physicians based in Georgia. The Company acquired this interest in exchange for a payment of $550,000 to existing shareholders and a capital contribution of $700,000 to the MSO. The Company's balance sheet as of January 31, 1997 includes the 50% interest not owned by the Company as minority interest. The owners of the other 50% interest in the MSO have a put option to the Company to purchase their interests. This put option vests over a four year period. The price to the Company to purchase these interests equals 40% of the MSO's net operating income as of the most recent fiscal year multiplied by the price earnings ratio of the Company. The minimum price earnings ratio used in such calculation will be 4 and the maximum 10.

     During September 1996, the Company purchased an 80% interest in New Jersey Medical Management, LLC, an MSO that provides management services to an IPA with more than 450 physicians in New Jersey. The Company acquired this interest in exchange for a payment of $350,000 to existing shareholders. The Company's balance sheet at January 31, 1997 includes the 20% interest not owned by the Company as minority interest.

     During September 1996, the Company purchased the stock of Physicians Consultant and Management Corporation ("PCMC"), a company based in Florida that provides the managed health care industry with assistance in provider relations, utilization review and quality assurance. The base purchase price for the stock was $2,000,000 with $1,000,000 paid on the closing date and $1,000,000 paid during February 1997. There is also a contingent payment up to a maximum of $10,000,000 based on PCMC's earnings before taxes during the next five years which will be paid in cash and/or Common Stock of the Company. The purchase price has been allocated to the assets at their fair market value including goodwill of approximately $3,078,568. The resulting intangible is being amortized over 30 years.

     During November 1996, the Company established New York Network Management, L.L.C. ("Network"), which is 51% owned by the Company, to purchase the assets and stock of various entities which comprise Brooklyn Medical Systems ("BMS"). BMS arranges for the delivery of health care services to members through affiliations with more than 600 physicians in the New York City area. The base purchase price for Network was $1,200,000 and an additional payment not exceeding $1,000,000 may be required to be made during the next three years if certain pretax earnings thresholds are achieved. The Company has committed to fund approximately $2,400,000 to Network during the next three years. Such advances can be in the form of a demand loan or for additional ownership interests if the other owners do not elect to contribute their pro-rata share of any additional capital

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


contribution ($100,000 of additional capital contribution for an additional 1% interest) in Network. During the first three years the Company has the option to purchase up to an additional 29% ownership interest. During years four and five the owners of 29% of Network have the right to require the Company to purchase their interests at the option price.

     During April 1997, the Company acquired a pulmonary physician network company for a base purchase price of $2,966,058. Of such purchase price, $673,211 was paid in cash and 180,717 shares of Common Stock of the Company were issued during May 1997 having a value of $2,292,847. There is also a contingent payment up to a maximum of $2,000,000 based on the acquired entities' earnings before taxes during the next three years which will be paid in cash and/or Common Stock of the Company. The purchase price was allocated to management service agreements and is being amortized over 30 years.

Year Ended December 31, 1995 Acquisitions

Physician Practice Acquisitions

     During the year ended December 31, 1995, the Company purchased the assets of several physician practices and in conjunction with those purchases entered into employment agreements with 14 physicians in Florida. The total purchase price for these assets was $4,158,875. The purchase price was allocated to these assets at their fair market value, including goodwill of $3,093,946. The resulting goodwill is being amortized over 20 years.

     During the year ended December 31, 1995, the Company purchased the assets of and entered into management service agreements with Oncology-Hematology Associates, P.A. and Oncology-Hematology Infusion Therapy, Inc.; Georgia Cancer Specialists, Inc.; Osler Medical, Inc.; Oncology Radiation Associates, P.A.; West Shore Urology; Whittle, Varnell and Bedoya, P.A.; Oncology Care Associates; Venkat Mani; and Symington, consisting of an aggregate of 79 physicians including 45 oncologists. The total purchase price for these assets was $23,425,190 in cash. In connection with these acquisitions, the Company also entered into a 15-year capital lease with a total obligation of $1,569,171 and assumed debt of $6,893,609. The purchase price for the practices' assets was allocated to assets at their fair market value, including management service agreements of $18,814,763. The resulting intangible is being amortized over the life of the management agreements which range from ten to 20 years.

Medical Support Services Companies Acquisitions

     During March 1995, the Company acquired by merger all of the outstanding shares of stock of Oncology Therapies, Inc. (formerly known as Radiation Care, Inc. and referred to herein as "OTI") for $2.625 per share. OTI owns and operates outpatient radiation therapy centers utilized in the treatment of cancer and diagnostic imaging centers. The total purchase price for the stock (not including transaction costs and 26,800 shares initially subject to appraisal rights) was approximately $41,470,207. During April 1995, the Company purchased from Aegis Health Systems, Inc. for $7,163,126 all of the assets used in its lithotripsy services business. During November 1995 the Company acquired by merger Pinnacle Associates, Inc. ("Pinnacle"), an Atlanta, Georgia infusion therapy services company. The merger consideration in connection with the Pinnacle merger was paid in June 1997. The purchase price for these acquisitions was allocated to assets at their fair market value including goodwill of $19,235,818. The resulting intangibles are being amortized over 20 to 40 years.

Medical Facility Development Acquisition

     On May 31, 1995, Mr. Gosman, Chairman of the Board and Chief Executive Officer of the Company purchased a 50% ownership interest in DASCO Development Corporation and DASCO Development West, Inc. (collectively, "DASCO"), a medical facility development services company providing such services to related and unrelated third parties in connection with the development of medical malls, health parks, and medical office buildings. The purchase price consisted of $5.2 million in cash and $4.6 million in notes, which were guaranteed

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


by Mr. Gosman. Upon the closing of the Company's initial public offering, Messrs. Gosman, Sands and Rendina, the Company's principal promoters, and certain management and founder stockholders exchanged their ownership interests in DASCO for shares of Common Stock equal to a total of $55 million or 3,666,667 shares. The Company believes that its medical facility development services and project finance strategy are a significant component of the Company's overall business strategy. The historical book value of Messrs. Sands' and Rendina's interest in DASCO is $22,735. The initial 50% purchase price was allocated to assets at their fair market value, primarily goodwill of $9.8 million with the exchange recorded at historical value. At December 31, 1995, the acquisition of the 50% interest in DASCO was being accounted for using the equity method.

Period June 24, 1994 (inception) to December 31, 1994 Acquisitions

Medical Support Services Companies Acquisitions

     During September 1994, an 80% owned subsidiary of the Company purchased substantially all of the assets of Uromed Technologies, Inc. ("Uromed"), a provider of lithotripsy services in Florida, for a purchase price of $3,141,535 plus the assumption of capital lease obligations of $1,097,614. The Company acquired the outstanding 20% interest in the subsidiary during June 1997. During November 1994, the Company purchased 80% of the stock of Nutrichem, Inc. ("Nutrichem"), an infusion therapy company doing business in Maryland, Virginia and the District of Columbia, for $3,528,704 in cash and a contingent note in the amount of $6,666,667, subject to adjustments. A charge of $1,271,000 related to this contingent note was recorded during the year ended December 31, 1995. The remaining $5,395,667 was allocated to goodwill at December 31, 1995 and is being amortized. Subsequent to the offering, the Company acquired the outstanding 20% interest in Nutrichem in exchange for 266,666 shares of Common Stock resulting in additional purchase price of $4,000,000. During November 1994, the Company acquired all of the assets and assumed certain liabilities of First Choice Health Care Services of Ft. Lauderdale, Inc., First Choice Health Care Services, Inc. and First Choice Home Care Services of Boca Raton, Inc., home health care companies doing business in Florida, for a total purchase price of $2,910,546 in cash plus the assumption of $225,000 in debt. The purchase price for these acquisitions was allocated to assets at their fair market value, including goodwill of $14,818,145. The resulting intangibles are being amortized over 20 to 40 years.

     During December 1994, the Company purchased a 36.8% partnership interest in Mobile Lithotripter of Indiana Partners, a provider of lithotripsy services in Indiana, from Mobile Lithotripter of Indiana, Limited, for $2,663,000 in cash. This investment is being accounted for by the equity method.

     The accompanying financial statements include the results of operations derived from the entities purchased by the Company since the date of acquisition. The following unaudited pro forma information presents the results of operations of the Company for the years ended January 31, 1997 and December 31, 1995 as if the acquisition of the entities purchased through the year ended January 31, 1997, had been consummated on February 1, 1996 and January 1, 1995. Such unaudited pro forma information is based on the historical financial information of the entities that have been purchased and does not include operational or other changes which might have been effected pursuant to the Company's management. The unaudited pro forma information also gives effect to both the Company's January 1996 initial public offering and the Convertible Subordinated Debenture Offering and the application of the net proceeds therefrom, as if such transactions had occurred on January 1, 1995.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


     The unaudited pro forma information presented below is for illustrative informational purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future (in thousands except per share amounts):

                                                             Pro Forma
                                                     --------------------------
                                                    January 31,    December 31,
                                                       1997           1995
                                                    (unaudited)    (unaudited)
                                                    -----------    ------------
Revenue.............................................  $245,105       $193,622
Net income (loss)...................................    13,021          1,436
Net income (loss) per share.........................     $0.45          $0.05
                                                      ========       ========
Number of shares used in pro forma net income
    (loss) per share calculation...................     28,752         28,752
                                                      ========       ========

4.   Notes Receivable

     During April 1995, the Company funded a tax loan in the amount of $1,029,600 at an interest rate of 7.75% to the former shareholders of Nutrichem which was paid in full in January 1996.

     During 1996, the Company loaned $10,000,000 to an unrelated healthcare entity. The principal and interest were repaid during May 1997. Interest on the loan accrued at the rate of prime plus 2%.

     During 1996, the Company loaned $2,253,000 to the shareholders of Physicians Choice, LLC pursuant to the agreement under which the Company purchased the remaining ownership interests in Physicians Choice Management, LLC (see Note 3). The note has a variable rate of interest and a final maturity in April 2004.

     During 1996, the Company loaned an aggregate of $2,685,700 to various entities. The notes bear interest at rates ranging from the prime rate to the prime rate plus 1% and have final maturities ranging from November 2001 to October 2011. The notes are revolving loan agreements with a total commitment of $3,750,000.

5.   Property and Equipment

     Property and equipment consists of the following:


                                  Estimated      January 31,
                                 Useful Life     -----------       December 31,
                                   (Years)         1997               1995
                                 -----------     -----------       ------------


Land                                 --          $  2,714,948               --

Building                            15-20           1,569,170     $  7,852,653

Furniture and fixtures               5-7           10,515,074        5,567,810

Equipment                           5-10           24,048,121       22,075,125

Automobiles                          3-5              140,926           62,816

Computer software                     5               981,696          950,346

Leasehold improvements              4-20            6,823,262        6,045,393
                                                  -----------     ------------

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


Property and equipment, gross                      46,793,197       42,554,143

Less accumulated depreciation                      (7,664,905)      (2,820,052)
                                                 =============    ==============

Property and equipment, net                      $ 39,128,292     $ 39,734,091
                                                 =============    ==============

     Depreciation expense was $4,217,481, $2,853,992, and $129,091, respectively, for the years ended January 31, 1997, December 31, 1995 and December 31, 1994.

     Included in property and equipment at January 31, 1997 and December 31, 1995 are assets under capital leases of $3,730,819 and $9,693,145, respectively, with accumulated depreciation of $1,113,070 and $926,879, respectively.


6.   Investment in Affiliates

     On December 31, 1994, the Company purchased a 36.8% interest in Mobile Lithotripter of Indiana Partners, for $2,663,000. During August 1995, the Company purchased a 46% interest in I Systems, Inc., for $180,000. I Systems, Inc. is engaged in the business of claims processing and related services. The Company has the option to purchase up to an additional 30% interest in I Systems for $33,333 in cash for each additional one percent of ownership interest purchased. During the year ended January 31, 1997, the Company increased its ownership interest in I Systems by two percent. These investments are being accounted for using the equity method at January 31, 1997. During May, 1995, Mr. Gosman purchased a 50% interest in DASCO, a medical facility development services company, for $9,610,000. Upon the completion of the offering, the remaining 50% interest in DASCO was purchased and DASCO has been consolidated subsequent to the offering.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

7.   Accrued and Other Current Liabilities

     Accrued and other current liabilities consist of the following:


                                                 January 31,       December 31,
                                                    1997               1995
                                               --------------      ------------


       Accrued closure costs                     $   570,000       $   570,000

       Accrued rent                                1,141,618           799,551

       Accrued income taxes                        1,991,368                --

       Accrued professional fees                   4,502,263           445,250

       Accrued additional purchase price           1,000,000                --

       Accrued offering costs                             --           885,770

       Accrued interest                              991,977           738,317

       Accrued bonus payments                             --         4,718,564

       Unearned revenue                            1,513,669         1,940,180

       Other                                         916,269         1,210,080
                                               ==============      ============

       Total accrued and other current
            liabilities
                                                 $12,627,164       $11,307,712
                                               ==============      ============


     The accrued closure costs are primarily for the remaining lease obligation for the closure of five radiation therapy centers acquired when the Company purchased OTI during March 1995. $1,074,013 of accrued closure costs is classified as a long-term liability at January 31, 1997. Closure costs in the amount of $3,134,028 were accrued at December 31, 1995. $2,188,635 of such accrual was recorded as an adjustment to the purchase price and $945,393 of such accrual was recorded as a charge in 1995. In addition, the Company also recorded a charge of $1,554,607 during 1995 which represented the writedown of assets to their estimated fair market value.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


8. Long-term Debt, Notes Payable and Capital Leases

     Long-term debt, notes payable and capital leases consist of the following:

                                                                                  January 31,            December 31,
                                                                                     1997                    1995
                                                                                    ------                ---------
Convertible subordinated debentures, with an interest rate of 6.75%
    and a maturity of June 15, 2003........................................     $ 100,000,000           $       --
Note payable due to four individuals payable in eight equal
    semi-annual installments of $28,125, including interest at 8%
    through November 1998..................................................            84,375              140,625
Notes payable to a bank, with a maturity date of December 2001 and an
    interest rate of 8.25%.................................................            85,111                   --
Note payable to an individual, payable on demand including interest
    at 9%..................................................................             6,762                   --
Related party note payable due to three individuals payable on demand including interest at 10%.  One of the notes for $30,000 is
    collateralized by the cash and accounts receivable of Pinnacle.........                --              130,000
Note payable to a bank interest payable monthly at the prime rate plus 2% (10.50% at January 31, 1996) with a maturity date of
    April 1996.............................................................                --              201,422
Line of credit note payable to a bank, due and payable on demand,
    interest at the prime rate (8.50% at January 31, 1996).................                --              400,000
Note payable to a bank, collateralized by the assets of a
    multispecialty group practice, payable in monthly installments of $14,027, including interest at 7.50% and a final payment in
    February 1999..........................................................           322,675              472,181
Note payable to a bank, collateralized by the assets of a
    multispecialty group practice, payable in monthly installments
    of $20,608, at 8.75% and a final payment in August 2000.................          758,335              918,779
Convertible note payable to the former shareholders of a medical practice in Pennsylvania, with a maturity date of May 1997 and an interest rate of 9%.  The Company has the option to make such payment
    in either cash or Common Stock of the Company (see Note 3)..............          300,000                   --
Mortgage note payable to a bank, collateralized by the assets of an outpatient surgery center, payable in monthly installments of
    $6,627.69 including interest at 8.86% and a final maturity of
    November 2001..........................................................           712,836                   --
Note payable to a bank, payable in monthly installments, interest at
    the prime rate plus .375% and a final maturity of June 1998............         1,475,000                   --
Note payable in two equal installments in April 1996 and 1997 (or earlier upon a reorganization which includes an initial public
    offering), including interest at 8%....................................                --            3,567,408
Related party notes payable to the shareholders of DASCO, payable in
    May 1996, including interest at 6.37%..................................                --            4,610,588
Note payable to the former shareholders of a medical oncology practice in
    South Florida, payable in ten equal semi-annual installments of
    $682,867, which includes interest at 9%.  The
    note payable is collateralized by an irrevocable letter of
    credit..................................................................        4,504,184            5,403,337
Note payable to a financing institution with a maturity date of March 2000, a final payment of $2,187,500, and an interest rate at the
    prime rate plus 3% (11.50% at December 31, 1995).........................             --            15,743,466
Note payable to NationsBank, with a maturity date of June 1996 and an interest rate at the prime rate plus .375% (8.875% at December
    31, 1995).  This note payable was personally guaranteed by Mr.
    Gosman...................................................................             --            19,500,000
Note payable to Mr. Gosman with a maturity date of January 1998 and
    an interest rate at the prime rate (8.50% at December 31, 1995)..........             --            36,690,180
Revolving bank line of credit with a maturity date of September 1999 and an interest rate at 1/4 % above the bank's base rate
    (7.86% at December 31, 1996).............................................      3,132,300                    --
Convertible acquisition notes payable with various maturity dates through
    August 31, 2000 and an interest rate at 7%...............................      3,950,000                    --
Acquisition earnouts payable with various maturity dates through
    2001 ........................................... ........................        221,025                    --
                                                                                     -------                ------

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

Other  note payable with various maturity dates through 1999                  8,203          10,953
                                                                              -----          ------
Capital lease obligations with maturity dates through
    September 2015 and interest rates ranging from
    8.75% to 12%................................................          3,269,453       9,301,327
                                                                        -----------      ---------
                                                                        118,830,259      97,090,266
Less current portion of capital leases..........................           (889,536)       (798,598)
Less current portion of debt....................................         (2,946,033)    (25,908,493)
Less current portion of related party debt......................                 --      (4,740,588)
                                                                        -----------      ----------
Long-term debt and capital leases...............................      $ 114,994,690    $ 65,642,587
                                                                        ===========      ==========


     The convertible acquisition notes payable are convertible into common stock of the Company at the option of the note holders at a conversion price of $16.425 per share.

     The following is a schedule of future minimum principal payments of the Company's long-term debt and the present value of the minimum lease commitments at January 31, 1997:

                                                                                          Capital
                                                                           Debt           Leases
                                                                        ----------      ----------
Through January 31, 1998.......................................      $   2,946,033     $ 1,201,559
Through January 31, 1999.......................................          5,780,479         734,934
Through January 31, 2000.......................................          2,460,724         431,886
Through January 31, 2001.......................................          1,586,276         390,203
Through January 31, 2002.......................................          2,787,295         253,490
Thereafter.....................................................        100,000,000       1,861,894
                                                                       -----------       ---------
Total..........................................................        115,560,807       4,873,966
Less amounts representing interest and executory costs.........                 --      (1,604,514)
                                                                       -----------       ---------
Present value of minimum lease payments........................        115,560,807       3,269,452
Less current portion...........................................         (2,946,033)       (889,536)
                                                                       -----------       ---------
Long-term portion..............................................      $ 112,614,774     $ 2,379,916
                                                                       ===========       =========

9.   Lease Commitments

     The Company leases various office space and certain equipment pursuant to operating lease agreements.

     Future minimum lease commitments consisted of the following at January 31:

1998...........................................................   $ 10,607,771
1999...........................................................      8,019,351
2000...........................................................      7,093,868
2001...........................................................      4,394,224
2002...........................................................      3,238,111
Thereafter.....................................................      5,831,463
                                                                    ----------
                                                                   $39,184,788
                                                                    ==========

10.  Commitments and Contingencies

     The Company is subject to legal proceedings in the ordinary course of its business. While the Company cannot estimate the ultimate settlements, if any, it does not believe that any such legal proceedings will have a material adverse effect on the Company, its liquidity, financial position or results of operations, although there can be no assurance to this effect.

     The Company has entered into employment agreements with certain of its employees, which include, among other terms, noncompetition provisions and salary and benefits continuation.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


     The Company has committed to expend up to $1,500,000 per year for each of three years to assist in the expansion activities of Osler Medical, Inc., a 22-physician multispecialty group practice it entered into a management agreement with in September 1995.

     During 1996, the Company purchased the stock of a company based in Florida that provides the managed health care industry with assistance in provider relations, utilization review and quality assurance. In conjunction with this acquisition, the Company may be required to make a contingent payment up to a maximum of $10 million based on the acquired company's earnings before taxes during the next five years. The payment, if required, shall be paid in cash and/or Common Stock of the Company.

     In conjunction with the acquisition of Physicians Choice Management, LLC, the Company has committed to loan the selling shareholders $2.8 million to pay the tax liability related to the sale. As of January 31, 1997, $2.3 million of the loan amount committed had been advanced to the selling shareholders by the Company.

     During the year ended January 31, 1997 the Company loaned an aggregate of $2,685,700 to various entities. The notes are revolving loan agreements with a total commitment of $3,750,000.

     In conjunction with certain of its acquisitions, the Company has agreed to make payments in shares of Common Stock of the Company which are generally issued one year from the closing date of such acquisitions with the number of shares generally determined based upon the average price of the stock during the five business days prior to the date of issuance. As of January 31, 1997 the Company had committed to issue $11.1 million of Common Stock of the Company using the methodology discussed above.

     CSL has a profit-sharing agreement with a consultant to the Company. Such agreement provides for payments to be made to the individual based on 10% of income of the sites in existence at June 15, 1996, before taxes and certain management fees paid to officers of CSL, for the year. Amounts charged to expenses related to such agreements totaled approximately $314,000, $433,000 and $120,000 for the year ended January 31, 1997 and the years ended December 31, 1995 and 1994, respectively. The profit sharing arrangement was terminated simultaneous with the closing of the CLS merger during October 1997.

     A subsidiary of the Company, OTI, (formerly Radiation Care, Inc., "RCI") is subject to the litigation described below which related to events prior to the Company's operation of RCI, and the Company has agreed to indemnify and defend certain defendants in the litigation who were former directors and officers of RCI subject to certain conditions. The Company has accrued the estimated costs to defend and settle this litigation in purchase accounting.

     In December, 1994, prior to its merger with the Company in March 1995, RCI entered into a settlement agreement with the federal government arising out of claims under the fraud-and-abuse provisions of the Medicare law. Under the settlement agreement, RCI, without admitting that it violated the law, consented to a civil judgment providing for its payment of $2 million and the entry of an injunction against violations of such provisions.

     On February 16, 1995, six former stockholders of RCI filed a consolidated amended Class Action Complaint in Delaware Chancery Court (In re Radiation Care, Inc. Shareholders Litigation, Consolidated C.A. No. 13805) against RCI, Thomas Haire, Gerald King, Charles McKay, Abraham Gosman, Oncology Therapies of America, Inc. ("OTA") and A.M.A. Financial Corporation, ("AMA") alleging that the RCI stockholders should have received greater consideration for their RCI stock when RCI was merged with the Company. Plaintiffs allege breaches of fiduciary duty by the former RCI directors, as well as aiding and abetting of such fiduciary duty breaches by Mr. Gosman, OTA and AMA. Plaintiffs seek compensatory or rescissionary damages of an undisclosed amount on behalf of all RCI stockholders, together with an award of the costs and attorneys' fees associated with the action. No class has been certified in this litigation. On May 17, 1996, the Company filed an Answer denying any liability of any defendant in connection with this litigation. All discovery in the Delaware

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


action, except for expert and class certification related discovery, is now complete. On January 10, 1997, the Company filed a Motion for Summary Judgment seeking dismissal of all plaintiffs' claims. An agreement in principal was reached in May to settle the case, subject to court and class approval, and definitive settlement documents are being prepared.

     On August 4, 1995, 26 former stockholders of RCI filed a Complaint for Money Damages against Richard D'Amico, Ted Crowley, Thomas Haire, Gerald King, Charles McKay and Randy Walker (all former RCI officers and/or directors) in the Superior Court of Fulton County, in the State of Georgia (Southeastern Capital Resources, L.L.C. et al. v. Richard D'Amico et al., Civil Action No. E41225). Early on in the litigation two of the plaintiffs withdrew from the litigation, and during the deposition phase of the case, two more plaintiffs dropped out. However, plaintiffs added four additional plaintiffs with the filing of an Amended Complaint on November 27, 1995. Plaintiffs allege a breach of fiduciary duty by the former RCI directors Haire, King and McKay, a conspiracy by the RCI officer defendants D'Amico, Crowley and Walker, and negligence by all defendants. Plaintiffs seek additional consideration for their shares of RCI Common Stock in the form of compensatory and monetary damages in the amount of $5.7 million, plus punitive damages, interest, costs and attorneys fees. On September 22, 1995, the defendants filed an Answer denying any liability in connection with this litigation. On October 23, 1995, the defendants filed a motion to stay the action pending resolution of the Delaware class action. The Court denied the Motion on April 16, 1996. All discovery in the case was completed as of September 13, 1996. The Defendants moved for summary judgment on September 20, 1996. The plaintiffs filed an opposition on November 18, 1996. Defendants filed a Reply brief on February 27, 1997. The Company is not a party to this litigation and its exposure is limited to its obligation under its by-laws to indemnify the former officers and directors of RCI to the fullest extent permitted by Delaware law. In May, an agreement in principal was reached to settle the case subject to a number of corrections not yet satisfied. Definitive settlement documents are being prepared.

11.  Related Party Transactions

     For the years ended December 31, 1995 and 1994, Continuum Care of Massachusetts, Inc., whose principal shareholder is Mr. Gosman, provided management services to the Company. Fees for these services in the amount of $3,729,680 and $1,629,753, respectively, have been included in the financial statements and consist of the following:

                                                           December 31,
                                                    -------------------------
                                                       1995          1994
                                                    ----------    ----------
Salaries, wages and benefits....................    $2,267,891    $  934,200
Professional fees...............................       273,941       253,955
Rent............................................       459,732       192,242
Other...........................................       728,116       249,316
                                                     ---------     ---------
                                                    $3,729,680    $1,629,713
                                                     =========     =========

     Such fees were based on the discretion of Continuum Care of Massachusetts, Inc., and may not have been indicative of what they would have been if the Company had performed these services internally or had contracted for such services with unaffiliated entities. Included in rent was rent expense of approximately $415,000 and $156,000 for the years ended December 31, 1995 and 1994, respectively, for the Company's principal office space in West Palm Beach, Florida. The lessee of the office space prior to the offering was Continuum Care of Massachusetts, Inc. The current lease term expires January 31, 2000.

     The Company assumed the lease from Continuum Care of Massachusetts, Inc. upon the consummation of the offering.

     In connection with the purchase of Nutrichem during November 1994, the Company was required to make contingent note payments in the amount of $4,444,444 which had been accrued at December 31, 1995. Payments

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

on the contingent note are based on attaining certain earnings thresholds. A charge of $1,271,000 related to this contingent note was recorded during 1995. The $4,444,444 which had been accrued represented the maximum remaining amount because the earnings threshold upon which the payment is based was reached during 1995. The contingent note was personally guaranteed by Mr. Gosman. The contingent note was paid in full during January 1996 with the proceeds from the offering.

     During March 1995, the Company incurred a $17,500,000 note payable to a financing institution in connection with the purchase of OTI. Mr. Gosman personally guaranteed a portion of the $17,500,000. Mr. Gosman's liability under the guarantee was limited to no more than $6,125,000. The note was paid in full during January 1996 with the proceeds from the offering.

     During May 1995, Mr. Gosman incurred $4,610,588 of debt payable, which has been included in these financial statements, to the shareholders of DASCO in connection with the purchase of 50% of the outstanding stock of DASCO. The notes bear interest at 6.37% per annum and were repaid during 1996.

     Meditrust, a publicly traded real estate investment trust with assets in excess of $2.4 billion of which Mr. Gosman is the Chairman of the Board and Chief Executive Officer, has provided construction financing to customers of DASCO in the aggregate amount of $176,000,000 for 19 facilities developed by DASCO.

     DASCO provides development and other services in connection with the establishment of health parks, medical malls and medical office buildings. DASCO provides these services to or for the benefit of the owners of the new facilities, which owners are either corporations or limited partnerships. Mr. Sands and Mr. Rendina have obtained equity interests in the entities which own 26 of the 29 facilities developed by DASCO. The collective interests of Messrs. Sands and Rendina range from 17% to 100%. In addition, Mr. Gosman individually and as trustee for his two sons and Frederick R. Leathers, Robert A. Miller, William A. Sanger, and Edward E. Goldman have obtained limited partnership interests ranging from 14% to 36% in the entities which own 11 facilities being developed by the Company through DASCO. During the year ended January 31, 1997, DASCO recorded revenues in the amount of $9,986,790 related to facilities developed by DASCO in which equity interests have been obtained by related parties.

     The Company provides construction management, development marketing and consulting services to entities principally owned by Mr. Gosman in connection with the development and operation by such entities of several medical facilities. During the year ended January 31, 1997, the Company recorded revenues in the amount of $7,047,611 related to such services. The Company provides these services to affiliated parties on terms no less favorable to the Company than those provided to unaffiliated parties.

     The Company was required to assume an unfavorable lease in one of its acquisitions. The Company planned to dispose of the lease and accrued $559,000 in purchase accounting which represents the difference between the unfavorable lease costs and the estimated fair market value rent. The Company assigned the lease in January 1997 to an entity principally owned by Mr. Gosman.

     Included in operating expenses are discretionary management fees paid or accrued to the principal shareholders of CSL for management-related services. Approximately $987,000, $1,700,000 and $802,000 of such management fees were incurred for the years ended January 31, 1997, December 31, 1995 and December 31, 1994, respectively, and are included in operating expenses.

     A key officer of CSL entered into an employment agreement with CSL, dated January 1995, which entitled him to additional compensation of 5.5% of annual net profits and, in the event of an IPO or sale of CSL, 5% of the proceeds from any such transaction. In June 1996, the principal shareholders in CSL decided to formalize their arrangement with this officer as to his equity participation in the business. To effect this decision, the employee was granted a 15% equity interest in CML, which was merged into CSL effective January 1, 1997. Based on an independent appraisal, the Company valued the transaction at $627,640 and recorded the amount as a 1996 operating expense. On January 1, 1997, the officer entered into a new employment agreement with CSL, with no

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

provisions as to the sharing of profits, or proceeds, in the event of an IPO or sale of CSL.

     At December 31, 1995, the Company had borrowed $36,690,180 from Mr. Gosman. Interest on such outstanding indebtedness at the prime rate of interest during the year ended December 31, 1995 was $1,708,174. During January 1996, the Company repaid Mr. Gosman $28,676,743 of such advances with the proceeds of the offering.

     During July 1995, the Company purchased the assets of and entered into a 15-year management agreement with a medical oncology practice with three medical oncologists. An affiliate of the Company, Continuum Care of Massachusetts, Inc., guarantees the performance of the Company's obligations under the management agreement.

     During September 1995, the Company provided a letter of credit in the amount of $5,403,337 to a seller in connection with entering into a management agreement and purchasing the assets of a medical oncology practice. Cash collateralizing the letter of credit, which has a balance of $4,504,184 at January 31, 1997, is included in other long-term assets on the balance sheet. Prior to the completion of the offering, the collateral for the letter of credit was provided by Mr. Gosman.

     During September 1995, the Company refinanced $19,500,000 of an amount owed to Mr. Gosman with NationsBank. The $19,500,000 amount refinanced with NationsBank and outstanding at December 31, 1995 was personally guaranteed by Mr. Gosman. The $19,500,000 was paid in full during January 1996 with the proceeds of the offering.

     During November 1995, the Company assumed $180,000 of notes payable to four former shareholders of Pinnacle when the Company merged with Pinnacle. One of these notes for $50,000 was repaid during December 1995 and the remainder were repaid during 1996.

12.  Disclosures about Fair Value of Financial Instruments

     The methods and assumptions used to estimate the fair value of each class of financial instruments, for which it is practicable to estimate that value, and the estimated fair values of the financial instruments are as follows:

Cash and Cash Equivalents

     The carrying amount approximates fair value because of the short effective maturity of these instruments.

Long-term Debt

     The fair value of the Company's long-term debt and capital leases is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying amount and fair value of long-term debt and capital leases, including current maturities and related party debt, at January 31, 1997 and December 31, 1995 is $118,830,259 and $97,090,266, respectively.

13.  Employee Benefit Plan

     The Company sponsors 401(k) plans, covering substantially all of its employees. Contributions under the primary 401(k) plan equal 50% of the participants' contributions up to a maximum of $400 per participant per year.

     For the employees of CSL, the Company allows eligible employees to contribute up to 15% of their compensation and the Company may match up to 20% of the employees first 5% of covered compensation.

14.  Income Taxes

     The financial statements of the Company for the periods prior to the offering do not include a provision for income taxes because the taxable income of the various entities that comprise the Company were either included in

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

the tax return of the Partnership's partners and former Subchapter S corporation's shareholders, or the entities generated significant losses.

     The Company became subject to federal and state income taxes effective the date of the Company's initial public offering. Significant components of the Company's provision for income taxes for the year ended January 31, 1997:

                                                                    1997
                                                                  --------
Federal:
Current..............................................          $  4,305,329
Deferred.............................................             1,084,693
                                                               ------------
          Total federal..............................             5,390,022
                                                               ------------
State:
Current..............................................             1,176,555
Deferred.............................................               269,489
                                                               ------------
          Total state................................             1,446,044
                                                               ------------
Totals...............................................          $  6,836,066
                                                               ============

     Significant components of the Company's deferred tax assets and liabilities as of January 31,1997 are as follows:
                                                                    1997
                                                                  --------
Deferred tax asset
Allowance for doubtful accounts,
          reserves and other accrued expenses.............     $  1,493,180
Net operating loss........................................       13,226,228
                                                                 ----------
                  Total deferred tax assets...............       14,719,408
                                                                 ----------
Deferred tax liability
Property and depreciation.................................         (856,173)
Amortization..............................................         (647,902)
Other.....................................................         (318,165)
                                                                 ----------
                  Total deferred tax liability............       (1,822,240)
                                                                 ----------

Deferred tax asset (liability)............................       12,897,168
                                                                 ----------
Valuation allowance.......................................      (14,251,349)
                                                                 ==========
Net deferred tax asset (liability)........................     $ (1,354,181)
                                                                 ==========

     The Company reasonably believes that, because of limitations imposed by the Internal Revenue Code, net operating losses of $33,065,570 and other deferred tax assets, which arise out of OTI, will not be recognized in future years. Accordingly, the Company has established a full valuation allowance for these deferred tax assets.

     The net operating losses of $33,065,570 will begin to expire in 2005.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)


     The reconciliation of income tax computed at statutory rates to income tax expense is as follows:

                                                                        1997
                                                                        ----
Statutory rate.................................................          35%
Permanent differences..........................................           1%
State income tax (net of federal
          benefit).............................................           5%
Valuation allowance............................................          (7%)
Other..........................................................           2%
                                                                        ---
                                                                         36%
                                                                        ===

15.  Supplemental Cash Flow Information

     During the year ended January 31, 1997 and the year ended December 31, 1995, the Company acquired the assets and assumed certain liabilities of various entities. The transactions had the following non-cash impact on the balance sheets:

                                                January 31,     December 31,
                                                   1997            1995
                                              --------------    -------------

Current assets                                 $  4,692,389     $ 12,463,007
Property, plant and equipment                     4,693,603       40,817,404
Intangibles                                      56,964,439       43,155,934
Other noncurrent assets                              25,541        2,197,691
Current liabilities                              (9,667,604)      (8,174,988)
Debt                                             (7,360,320)     (43,179,672)
Noncurrent liabilities                          (11,603,513)      (2,913,635)
Equity                                          (10,010,325)               -
                                              ==============    =============
     Net cash used for acquisitions            $ 27,734,210     $ 44,365,741
                                              ==============    =============

     During the year ended January 31, 1997, the Company purchased $643,500 of equipment under capital leases. In addition, cash paid for interest during the year ended January 31,1997 and the year ended December 31, 1995 was $5,571,800 and $2,772,082, respectively. Income taxes paid for the year ended January 31, 1997 were $3,320,241. There was no interest paid for the year ended December 31, 1994 and there were no income taxes paid for the years ended December 31, 1995 and 1994.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

16.  Stock Option Plan

     The Company has adopted a stock option plan and authorized the issuance of 4,100,000 shares of the Company's Common Stock to key employees and directors of the Company. Under this plan, the exercise provision and price of the options will be established on an individual basis generally with the exercise price of the options being not less than the market price of the underlying stock at the date of grant. The options generally will become exercisable beginning in the first year after grant in 20% -- 33% increments per year and expire ten years after the date of grant. Information related to the stock option plan is summarized as follows:

                                        Year Ended             Year Ended
                                     January 31,1997        December 31, 1995
                               ------------------------  ----------------------

                                             Weighted                  Weighted
                                             Average                    Average
                                             Exercise                  Exercise
                                Shares         Price       Shares       Price
                               ----------   -----------  ---------     ---------
Outstanding, beginning of      1,200,500    $ 14.49        127,500      $ 4.00
   period
Options granted:
   At fair market value        1,122,500      20.35        445,000       13.65
   Above fair market value       108,914       3.13             --          --
     (CSL options - see
     below)
Options exercised                (52,166)      6.97             --          --
Options canceled                 (23,334)     18.14             --          --
                               ==========   ========     ==========    =======
Outstanding, end of period     2,356,414      16.85        572,500     $ 10.93
                               ==========   ========     ==========    =======

Weighted average fair
   value of options                           $9.27                      $6.67
   granted during the year                  ========                   =======

     At January 31, 1997 and December 31, 1995 options for 614,977 and 47,500, respectively were exercisable.

     Significant option groups outstanding at January 31, 1997 and related weighted average price and life are as follows:

                Options Outstanding                       Options Exercisable
------------------------------------------------------  -----------------------
                     Shares                               Shares
                  Outstanding                Weighted   Exercisable   Weighted
                       at        Remaining    Average       at         Average
     Range of      January 31,   Contractual  Exercise   January 31,   Exercise
  Exercise Price      1997          Life       Price       1997         Price
----------------  ------------   ----------- ---------  ------------  ---------
$3.00 - $5.00        230,914        8.3       $ 3.63        81,893     $  3.78
$14.38 - $18.75    1,315,500        9.0        16.87       348,084       16.85
$19.00 - $24.75      810,000        9.5        20.72       185,000       20.45

     The fair value of each option grant is estimated on the date of grant using the Black-Sholes option-pricing model with the following weighted average assumptions for grants in the year ended January 31, 1997, the one month ended January 31, 1996, and the year ended December 31, 1995: expected volatility (post-offering) of 56%, risk free interest rates of 6.4%, expected life of 4.5 years, and expected dividends of $0.

     Options which were assumed in connection with CSL employees during 1996 were valued using the minimum value method, which is appropriate for nonpublic companies, assuming a ten year option life, 5.5% risk free

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

interest rate, and no volatility. These options were granted with an exercise price significantly greater than the market value of the company and accordingly had a fair market value and associated expense of zero. Former CSL options have been converted to 108,914 of the Company's options with an exercise price of $3.13 and are included above.

     The Company continues to account for stock based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as allowed by SFAS No. 123. Accordingly, no compensation cost has been recognized for options granted. Had compensation for those plans been determined based on the fair value at the grant date for awards during the year ended January 31, 1997, the month ended January 31, 1996 and the year ended December 31, 1995 consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                  Year Ended     Year Ended
                                                  January 31,   December 31,
                                                     1997           1995
                                                   --------       ---------
Net income (loss)
    As reported.................................  $  15,290       $ (8,094)
    Pro forma...................................     12,880         (8,142)
Earnings (loss) per common share
    As reported.................................  $    0.55             --
    Pro forma...................................       0.46             --

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

17.  Net Income Per Share

     Net income per common share is based upon the weighted average number of common shares outstanding (including stock required to be issued in the future pursuant to acquisition agreements) during the period. For the years ended January 31, 1997, the weighted average number of common shares outstanding were 27,703,073. When dilutive, stock options (less the number of treasure shares assumed to be purchased from the proceeds) are included in the calculation of the weighted average number of common shares outstanding. For the year ended January 31, 1997, conversion of the 6 3/4% Convertible Subordinated Debentures issued in June 1996, is not assumed because the effect is anti-dilutive.

18.  Ratio of Earnings to Fixed Charges

     For the years ended January 31, 1997, December 31, 1995 and December 31, 1994, the ratio of earnings to fixed charges was less than 1.0X, less than 1.0X and 3.46, respectively. For purposes of computing the ratio of earnings to fixed charges, earnings represent income from operations before minority interest and income taxes, plus fixed charges. Earnings also includes the equity in less-than-fifty-percent-owned investees only to the extent of distributions. Fixed charges include interest, amortization of financing costs and the portion of operating rental expense which management believes is representative of the interest component of the rental expense. For the years ended December 31, 1995 and 1994 for purposes of computing the ratio of earnings to fixed charges, the Company had earnings deficiencies of $1.0 million and $1.1 million, respectively.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

19.  Segment Information (Unaudited)

     The Company derives revenues from health care services and medical facility development services. The Company commenced operations of the medical facility development segment with the purchase of DASCO upon the completion of the offering in January 1996. The activities related to the health care services and medical facility development services segment are as follows (dollars in thousands):

                                                        Medical
                                                        Facility
                                         Health Care   Development
      Year ended January 31, 1997         Services     Services        Total
    -------------------------------       ----------   -----------   ---------
Net revenues............................  $ 188,952    $  19,049     $ 208,001
Operating income........................     12,719       11,133        23,852
Identifiable assets.....................    294,309       19,001       313,310
Depreciation & amortization.............      7,094          288         7,382
Capital expenditures....................      3,246        2,440         5,686

20.  Quarterly Results of Operations (Unaudited)

     The following is a summary of the unaudited quarterly results of operations for the periods shown:

                                  (Dollars in thousands, except per share data)

                                       Year Ended January 31, 1997
                               ---------------------------------------------
                                 First       Second       Third     Fourth
                                Quarter      Quarter     Quarter    Quarter
                               --------     --------    --------    --------
Net revenues.................  $ 40,459     $ 44,204    $ 55,438    $67,901
Income before income taxes...     4,164        5,211       5,713      7,039
Net income...................     2,760        3,583       3,827      5,121
Net income per share.........     $0.10        $0.13       $0.14      $0.18

                                           Year Ended December 31, 1995
                               ---------------------------------------------
                                First        Second       Third      Fourth
                               Quarter       Quarter     Quarter     Quarter
                               --------     --------    --------     -------
Net revenues.................  $  8,897     $ 16,184    $ 23,822     $35,182
Loss before income taxes.....    (2,373)(A)   (1,399)     (1,031)(B)  (3,291)(C)
Net loss(D)..................    (2,373)(A)   (1,399)     (1,031)(B)  (3,291)(C)
---------------
(A) Includes $1,111 nonrecurring earn-out payment.
(B) Includes $160 nonrecurring earn-out payment.
(C) Includes $2,500 provision for closure costs.
(D) Provisions for income taxes have not been reflected in the year ended December 31, 1995 because there is no taxable income on a combined basis.

21.  Subsequent Events

     During August 1997, the Company purchased certain assets of, and entered into a 20-year administrative services agreement with BAB Nuclear Radiology, P.C., to operate five diagnostic imaging centers on Long Island, New York. The purchase price was approximately $10,000,000 in cash, plus $15,000,000 in convertible notes.

                                 PHYMATRIX CORP.

               (Information with respect to the six months ended
                      July 31, 1997 and 1996 is unaudited)

     During September 1997, the Company entered into a secured credit agreement with a bank providing for a $100 million revolving line of credit for working capital and acquisition purposes. The credit agreement (i) prohibits the payment of dividends by the Company, (ii) limits the Company's ability to incur indebtedness and make acquisitions except as permitted under the credit agreement, and (iii) requires the Company to comply with certain financial covenants.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of business acquired.

         The combined financial statements of CSL as of and for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 and the Independent Auditors' Reports in connection therewith were filed by the Company on Form 8-K on October 6, 1997.

         (b)  Pro forma financial information.

         The Company's Unaudited Pro Forma Combined Balance Sheet as of July 31, 1997, Unaudited Pro Forma Combined Statements of Operations for the Six Months ended July 31, 1997, the year ended January 31, 1997 and the years ended December 31, 1995 and December 31, 1994, respectively, were filed by the Company on Form 8-K on October 6, 1997.

         (c)  Exhibits.

         Exhibit No.        Exhibit Item

         2.1+ Amended and Restated Agreement and Plan of Merger dated as of July 15, 1997 by and among the Company, Clinical Studies, PhyMatrix Acquisition I, Inc., a Delaware corporation, Dr. Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and Ronald Phillips as Trustee of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust and as Trustee of The Julie Rothman 1993 Qualified Sub-Chapter S Trust (incorporated herein by reference to the Company's Form 8-K dated October 6, 1997).

         23.1*              Consent of Coopers & Lybrand L.L.P.

         27.1*              Financial Data Schedule

---------------------
* Filed herewith
+ Previously filed

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PHYMATRIX CORP.


                                       By: /s/ Frederick R. Leathers
                                           -----------------------------
                                           Frederick R. Leathers,
                                           Chief Financial Officer


Date:  October 24, 1997

                                  EXHIBIT INDEX


Exhibit No.        Exhibit Item

2.1+ Amended and Restated Agreement and Plan of Merger dated as of July 15, 1997 by and among the Company, Clinical Studies, PhyMatrix Acquisition I, Inc., a Delaware corporation, Dr. Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and Ronald Phillips as Trustee of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust and as Trustee of The Julie Rothman 1993 Qualified Sub-Chapter S Trust (incorporated herein by reference to the Company's Form 8-K dated October 6, 1997).

23.1*              Consent of Coopers & Lybrand L.L.P.

27.1*              Financial Data Schedule

---------------------
* Filed herewith
+ Previously filed